UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Entergy Texas, Inc.
(Name of Registrant as Specified in Its Charter)

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Entergy Texas, Inc. 2107 Research Forest Drive The Woodlands, Texas 77380

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.
Dear Shareholders:

This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the holders of the 1,400,000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series A Preferred Stock”) and the holder of the 150,000 shares of 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (together with the Series A Preferred Stock, the “Preferred Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), on or about July 18, 2022.  Only shareholders of record of the Preferred Stock (the “Preferred Shareholders”) as of the close of business on July 8, 2022 are entitled to receive this Information Statement.
The purpose of this notice and the accompanying Information Statement is to notify you that on July 8, 2022, the holder of all of the outstanding shares of our common stock (46,525,000 shares) as of that date (the “Common Shareholder”), executed a written consent in lieu of an annual meeting of shareholders (the “Shareholder Consent”) approving the election of four (4) members to our Board of Directors (the “Board”), which was previously approved by the Board on June 27, 2022, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.
In accordance with Rule 14c-2 and Rule 14a-16 of the Securities Exchange Act of 1934, as amended, the corporate action taken in the Shareholder Consent will be effective on August 27, 2022, forty (40) days after the Notice of Internet Availability of the Information Statement Materials (the “Notice”) is first made available to the Preferred Shareholders.
The Company is pleased to utilize the SEC rules that allow issuers to furnish shareholder materials to their shareholders on the Internet.  Accordingly, we are sending the Notice on or about July 18, 2022, to our Preferred Shareholders.  The Notice contains instructions on how to access our Information Statement and Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”).  In addition, the Notice contains instructions on how you may receive a paper copy of the Information Statement and Annual Report or elect to receive your Information Statement and Annual Report over the Internet.  The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the mailing.

Important Notice Regarding the Availability of this Information Statement and the Annual Report. This Information Statement and the Annual Report are available online at http://www.entergy.com/investor_relations/annual_publications.aspx.  If you received the Notice and would like to receive a printed copy of the Information Statement and the Company’s Annual Report, please follow the instructions for requesting such materials included in the Notice.

By Order of the Board of Directors

Eliecer Viamontes
Chairman of the Board, Chief Executive Officer and President
July 18, 2022

i

ii

Entergy Texas, Inc. 2107 Research Forest Drive The Woodlands, Texas 77380

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This Information Statement is being made available on or about July 18, 2022 to the holders of record as of the close of business on July 8, 2022 (the “Record Date”) of the 1,400,0000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) and the holder of the 150,000 shares of 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), in connection with the action taken by Entergy Corporation (“Entergy”), the sole owner of all of the Company’s outstanding shares of common stock (46,525,000 shares) as of the Record Date (the “Common Shareholder”).  On July 8, 2022, the Common Shareholder executed a written consent in lieu of the Company’s 2022 annual meeting of shareholders (the “Shareholder Consent”), approving the election of four (4) members to our Board of Directors (the “Board”).  The action taken pursuant to the Shareholder Consent had previously been approved by the Board on June 27, 2022, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.
The action being taken in the Shareholder Consent without a meeting of shareholders is authorized by Section 6.202 of the Texas Business Organizations Code (the “Texas Law”) and the Company’s Amended and Restated Certificate of Formation (our “Certificate of Formation”).  Both allow the taking of action without holding a meeting, providing notice, or taking a vote if shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each shareholder entitled to vote on the action is present and votes, signs a written consent or consents stating the action taken. According to Section 21.359 of the Texas Law, directors of every corporation must be elected at the annual meeting of shareholders by a plurality of the votes cast at the election.  Under the Company’s Certificate of Formation and the resolutions creating the Preferred Stock, the holders of the Company’s common stock and Preferred Stock vote together as one class, with the holder of the common stock (Entergy) possessing 79% of the voting power and the combined holders of the Preferred Stock possessing 21% of the voting power.  In order to eliminate the costs and management time involved in holding an annual meeting and in order to affect the actions described above, the Company’s Board voted to utilize the written consent of the Common Shareholder, and subsequently obtained the Shareholder Consent to approve the action described above.
This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of record of the Preferred Stock as of the Record Date (the “Preferred Shareholders”).  The actions approved by the Common Shareholder will be effective on August 27, 2022, forty (40) days after July 18, 2022, the date this Information Statement is first made available to the Preferred Shareholders.

BOARD OF DIRECTORS/EXECUTIVE OFFICERS
Election of Directors
Pursuant to the Shareholder Consent, upon recommendation of the Board, all four (4) members of our Board were reelected to hold office until the next annual meeting of shareholders, or action by written consent in lieu thereof, or until their successors have been duly elected and qualified.  Below is biographical information about each of our directors, including their age as of July 18, 2022, period served as a director, position (if any) with the Company, business experience and qualifications, directorships of other publicly-owned corporations (if any) and other professional affiliations.  Each director’s information also provides a high level summary of the specific experience, qualifications and attributes of each director that the Board used to determine that the person should serve as a director.
Director			Professional Experience
Eliecer Viamontes Age 39 Director Since 2021	Professional Experience

	●	Chairman of the Board, President and Chief Executive Officer, Entergy Texas since November 2021
	●	Vice President, Utility Distribution Operations, Entergy Services, January 2020 – November 2021
	●	Florida Power & Light Co.
		o	Senior Director, Labor Relations and Corporate Safety, September 2018 – January 2020
		o	Director Major and Governmental Accounts, May 2017 – September 2018
		o	Senior Manager, Customer & Employee Experience, October 2016 – April 2017

Skills and Attributes

As the Company’s Chairman and Chief Executive Officer, Mr. Viamontes is an integral part of the Company and brings to the Board his leadership skills and his senior executive experience in the utility industry.

Paul D. Hinnenkamp Age 61 Director Since 2015	Professional Experience

	●	Executive Vice President and Chief Operating Officer, Entergy since 2017
	●	Senior Vice President and Chief Operating Officer, Entergy, 2015 – 2017
	●	Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans

Skills and Attributes

Mr. Hinnenkamp brings to the Board his extensive senior executive and operations experiences gained through his role as Entergy’s Chief Operating Officer.

Director	Professional Experience
Andrew S. Marsh Age 50 Director Since 2013	Professional Experience

	●	Executive Vice President and Chief Financial Officer, Entergy since 2013
	●	Executive Vice President and Chief Financial Officer, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources since 2014
	●	Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and System Energy Resources
	●	Director, Nuclear Electric Insurance Limited

Skills and Attributes As our Chief Financial Officer, Mr. Marsh brings to the Board his extensive executive leadership experience in the utility industry and his deep knowledge of the Company.
Roderick K. West Age 54 Director Since 2017	Professional Experience

	●	Group President, Utility Operations, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas since 2017
	●	President and Chief Executive Officer, System Entergy Resources since 2017
	●	Executive Vice President, Entergy, 2016 – 2017
	●	Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and System Energy Resources
	●	Hesburgh Trustee University of Notre Dame
	●	Director, Electric Power Research Institute

Skills and Attributes

Mr. West brings to the Board his extensive senior management and leadership experience and deep knowledge of the utility industry gained through his role as Group President, Utility Operations and his senior level management positions with Entergy.

On July 11, 2022, Mr. Hinnenkamp advised the Company of his intent to resign as a director of the Company as of August 12, 2022 (the “Effective Date”).  It is anticipated that Peter S. Norgeot, Jr., will be elected by the remaining members of the Company’s Board to fill the vacancy on the Board that will be created by Mr. Hinnenkamp’s resignation.  Mr. Norgeot, 57, currently serves as Entergy’s Senior Vice President, Sustainable Planning, Development and Operations; a role he has held since May 2021.  Prior to his current role, Mr. Norgeot served as Entergy’s Senior Vice President, Transformation from February 2018 to May 2021, and Entergy Services’ Senior Vice President, Power Generation from July 2017 through February 2018.  Also on the Effective Date, Mr. Norgeot will become Entergy’s Executive Vice President and Chief Operating Officer upon Mr. Hinnekamp’s retirement as Entergy’s Executive Vice President and Chief Operating Officer.  Mr. Norgeot, upon his anticipated election to the Company’s Board, will bring to the Board vast senior management experience and in-depth knowledge of the utility industry.
Shareholder Nominating Procedures
Since Entergy possesses the voting power to elect all of our directors, we do not have any formal procedures by which our shareholders may recommend nominees to our Board.

Executive Officers
Below is biographical information about each of our non-director executive officers, including their age as of July 18, 2022, business experience, directorships of other publicly-owned corporations (if any) and other professional affiliations.  Our officers are appointed by our Board and hold office until either their successors have been duly elected or appointed, or they are removed by the Board.
Officer		Professional Experience
Marcus V. Brown Age 60	●	Executive Vice President and General Counsel of Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy Resources since 2013
	●	Director, Energy Mutual Insurance

Leo P. Denault Age 62	●	Chairman of the Board and Chief Executive Officer, Entergy since 2013
	●	Director, Edison Electric Institute, Institute of Nuclear Power Operations, Atlanta Center Regional Governing Board of the World Association of Nuclear Operators and Jobs for America’s Graduates

Kimberly A. Fontan Age 49	●	Senior Vice President and Chief Accounting Officer, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources since 2019
	●	Vice President, System Planning, Entergy Services, 2017 – 2019
	●	Vice President, Regulatory Services, Entergy Services, 2015 – 2017

Family Relationships
None of our directors are related by blood, marriage, or adoption to any other director, executive officer or other key employee.
Arrangements Between Officers and Directors
To our knowledge, there is no arrangement or understanding between any of our directors or officers and any other person pursuant to which the director or officer was elected to serve.  Other than Mr. Viamontes, our directors and officers are selected from Entergy’s officers.
CORPORATE GOVERNANCE
NYSE Listing Standards

The New York Stock Exchange (“NYSE”) exempts companies whose only listed securities are preferred stock or debt from most of its corporate governance requirements, including the requirement to have a board composed of a majority of independent directors.
Director Independence

All of the Company’s directors are officers of the Company or its affiliates, and therefore, do not meet the independence standards of the NYSE rules.  As discussed above, we are exempt from the NYSE corporate governance standard requiring a board composed of a majority of independent directors, and we are relying on this exemption.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the control and direction of the Company.  Our Chairman of the Board is our Chief Executive Officer, Eliecer Viamontes.  The Board believes that this leadership structure is appropriate given Mr. Viamontes’s deep involvement with the Company and the utility industry.  Entergy’s board of directors provides oversight for it and all of its affiliates, including the Company, with respect to  overall performance, strategic direction and key corporate policies.  It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters.

Board Committees

The Company’s Board does not have any standing committees.  However, the Entergy board committees described below review and consider matters affecting the Company as part of their oversight of Entergy and its subsidiaries.  The chairs and members of those committees are appointed annually and are composed entirely of independent directors as defined by NYSE rules and Entergy’s Corporate Governance Guidelines.  Each committee operates pursuant to a written charter.  Entergy’s Corporate Governance Guidelines, the charters of its Audit, Corporate Governance and Personnel Committees and the Code of Business Conduct and Ethics (the “Code of Conduct”), including any amendments or waivers, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests a copy from Entergy’s Secretary.
The information below describes the current chairs, membership and key responsibilities of each of Entergy’s board committees.
Audit Committee
Members:  Patrick J. Condon (Chair), Philip L. Frederickson, M. Elise Hyland and Karen A. Puckett.  The Audit Committee held 9 meetings in 2021.  Each member of the Audit Committee satisfies the heightened independence standards and qualification criteria of the NYSE and the Securities and Exchange Commission (“SEC”) rules, and is financially literate in accordance with the NYSE rules.  Mr. Condon and Mr. Frederickson qualify as “Audit Committee Financial Experts” as defined by the SEC.
Key Responsibilities:

•	Oversees accounting and financial reporting processes and the audits of financial statements;
•	Assists the Entergy board in fulfilling its oversight responsibilities with respect to compliance with legal and regulatory requirements, including disclosure controls and procedures;
•	Decides whether to appoint, retain or terminate the independent auditors;
•	Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;
•	Appoints and oversees the work of Entergy’s Vice President, Internal Audit and assesses the performance of the Internal Audit Department; and
•	Prepares the Audit Committee Report.

Corporate Governance Committee
Members:  Stuart L. Levenick (Chair), Brian W. Ellis, Alexis M. Herman and Blanche L. Lincoln.  The Corporate Governance Committee held 7 meetings in 2021.
Key Responsibilities:

•	Recommends the Entergy director nominees for approval by the Entergy board and shareholders;
•	Establishes and implements self-evaluation procedures for the Entergy board and its committees, including individual director evaluations;

•	Reviews annually and makes recommendations to the Entergy board on the form and amount of Entergy non-employee director compensation; and
•	Provides oversight of Entergy’s sustainability strategies, policies and practices, including those relating to climate change and corporate social responsibility.

Finance Committee
Members:  Philip L. Frederickson (Chair), John R. Burbank, Kirkland H. Donald and M. Elise Hyland.  The Finance Committee held 8 meetings in 2021.
Key Responsibilities:

•	Oversees corporate capital structure and budgets and recommends approval of capital projects;
•	Oversees financial plans and key financial risks;
•	Reviews and makes recommendations to the Entergy board regarding financial policies, strategies, and decisions, including Entergy’s dividend policy;
•	Reviews investing activities; and
•	Reviews and makes recommendations to the Entergy board with respect to significant investments.

Personnel Committee
Members:  Karen A. Puckett (Chair), John R. Burbank, Brian W. Ellis, Alexis M. Herman and Blanche L. Lincoln.  The Personnel Committee held 9 meetings in 2021.  Each member of the Personnel Committee satisfies the heightened independence standards and qualification criteria in the NYSE and SEC rules.
Key Responsibilities:

•	Determines and approves the compensation of Entergy’s Chief Executive Officer and other senior executive officers;
•	Approves or makes recommendations to the Entergy board to approve incentive, equity-based and other compensation plans;
•	Develops and implements compensation policies;
•	Evaluates the performance of Entergy’s Chairman and Chief Executive Officer;
•	Reports at least annually to the Entergy board on succession planning, including succession planning for Entergy’s Chief Executive Officer; and
•	Provides oversight of organizational health and diversity and inclusion strategies.

Director Attendance
Board Meetings
In 2021, our Board held 4 meetings  All of our incumbent directors attended at least 75% of the total number of meetings of our Board, except Mr. Hinnenkamp.
Annual Shareholder Meeting
As the sole owner of all of the shares of our common stock, which possesses 79% of the voting power in the election of directors, Entergy has the ability to elect all of the Company’s directors.  Accordingly, as permitted by our Certificate of Formation and bylaws, we do not hold an annual meeting of shareholders, and instead, annually, members of our Board are elected through a written consent executed by Entergy.
Shareholder Communication With Our Board
Our shareholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, c/o Entergy, 639 Loyola Avenue, New Orleans, Louisiana, 70113 or by email at etrbod@entergy.com, who, upon receipt of any communication will note the date the communication was received, open the communication, make a copy of it for our files, and promptly forward the communication to the director(s) to whom it is addressed.  However, spam, junk mail, mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or requests for donations and sponsorships will not be forwarded.

Business Ethics and Conduct

Our directors, officers and employees are required to comply with the Code of Business Conduct and Ethics (the “Code of Conduct”).  The Code of Conduct is intended to focus individuals on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty, accountability and mutual respect.  It covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company.  Any substantive amendment or waiver to the Code of Conduct for any of Entergy’s directors or executive officers will be disclosed on Entergy’s website, www.entergy.com, or in a Current Report on Form 8-K.
Anti-Hedging Policy
Entergy has adopted an anti-hedging policy that prohibits officers, directors and employees of Entergy and its affiliates, including the Company, from entering into hedging or monetization transactions involving Entergy’s common stock.  Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to Entergy’s stock or transactions involving “short-sales” of Entergy’s stock.
Review and Approval of Related Party Transactions

Entergy’s board of directors has adopted a written Related Party Transaction Approval Policy that applies to any transaction or series of transactions in which Entergy or a subsidiary is a participant:
●	When the amount involved exceeds $120,000; and
●
When a Related Party (a director or executive officer of Entergy or any subsidiary, any nominee for director, any shareholder owning an excess of 5% of the total equity of Entergy and any immediate family member of any such person) has a direct or indirect material interest in such transaction (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The policy is administered by Entergy’s Corporate Governance Committee. The committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in the committee’s judgment, appropriate or desirable under the circumstances.  The Corporate Governance Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with Entergy or its subsidiaries, including the Company, as long as the compensation is approved by Entergy’s board of directors (or an appropriate committee); (ii) transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or (iii) all business relationships between Entergy and a Related Party made in the ordinary course of business on terms and conditions generally available in the marketplace an in accordance with applicable law.  To Entergy’s knowledge, since January 1, 2021, neither Entergy nor any of its affiliates, including the Company, has participated in any Related Party transaction.

Involvement in Certain Legal Proceedings
To the best of our knowledge, none of our directors or officers has been involved in any of the following events during the past ten years:

1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);
3)
being subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;
5)
being the subject of, or a party to, any federal or state, judicial or administrative order, judgment, decree or finding not subsequently reversed, suspended or vacated relating to an alleged violation of (a) any federal or state securities or commodities law or regulations, (b) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1a(40) of the Commodity Exchange Act) or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or person associated with a member.

Director Compensation
All of the Company’s directors are employees of Entergy or its subsidiaries, and do not receive any additional compensation for their service as a director of the Company.  The compensation received by the Company’s directors who are also Named Executive Officers (“NEOs”) is shown in the 2021 Summary Compensation Table on page 32.
AUDIT MATTERS
Fiscal Year 2021
Deloitte & Touche LLP and their affiliates (“Deloitte & Touche”) served as the independent registered public accounting firm for Entergy and its subsidiaries, including the Company, in 2021.  Deloitte & Touche is an independent public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”).
Aggregate fees allocated to the Company by Deloitte & Touche for the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
Audit Fees	$1,131,857	$1,212,507
Audit-Related Fees(a)	252,187	45,713

Total Audit and Audit-Related Fees	$1,384,044	$1,258,220
Tax Fees	–	–
All Other Fees	–	–

Total Fees(b)	$1,384,044	$1,258,220

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.
(b)	100% of fees paid in 2021 and 2020 were pre-approved by Entergy’s Audit Committee.

Audit Committee Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy and its subsidiaries:

1.
The independent auditor will provide the Entergy Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services).

2.
For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval.  Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Audit Committee.  The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

•	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.

•
All other services should only be provided by the independent auditor if it is a highly qualified provider of that service or if the Audit Committee pre-approves the independent audit firm to provide the service.

3.	The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.

4.
To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees.  The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5.	The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

The information contained in the following Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Entergy Audit Committee Report
The Entergy Board of Directors’ Audit Committee is comprised of four independent directors.  The committee operates under an Entergy board-adopted written charter which was revised most recently in May 2019.  The Entergy board has determined that each member of its Audit Committee has no material relationship with Entergy under the Entergy board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to the independence of audit committees.  In addition, Entergy’s board has determined that Messrs. Condon and Frederickson satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Entergy’s and its subsidiaries’ financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements.  As set forth in its charter, the Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s independent registered public accounting firm, Deloitte & Touche.  Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by Deloitte & Touche.  In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee held 9 meetings during 2021.  The meetings were designed to facilitate and encourage private communication between the Audit Committee and management, the internal auditors and Deloitte & Touche.  During these meetings, the Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant accounting policies applied by Entergy and its subsidiaries in their financial statements with management and Deloitte & Touche.  The Audit Committee also has discussed with, and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules.  On a regular basis, the Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on Entergy’s cybersecurity management program as prepared by the Chief Information Officer, Chief Security Officer, and General Auditor.
The discussions with Deloitte & Touche also included the matters required to be discussed by the applicable requirements of the SEC and PCAOB, including Critical Audit Matters.  The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence.  As required by SEC rules, lead audit partners are rotated every five years. The Audit Committee is directly involved in the selection process of the current and prior lead partners.  One or more members of the Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs.  Deloitte & Touche provides no internal audit services for Entergy or its subsidiaries and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.
Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), and the Board approved this recommendation.
The Audit Committee of the Entergy Board of Directors:

Patrick J. Condon, Chair	M. Elise Hyland
Philip L. Frederickson	Karen A. Puckett

EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes Entergy’s executive compensation policies, programs, philosophy and decisions regarding the Company’s NEOs for 2021.  It also explains how and why the Personnel Committee of Entergy’s board of directors (the “Personnel Committee”) arrived at the specific compensation decisions involving the NEOs in 2021, who were:
Name(1)	Title
Eliecer Viamontes	President and Chief Executive Officer
Marcus V. Brown	Executive Vice President and General Counsel
Leo P. Denault	Chairman of the Board and Chief Executive Officer, Entergy
Andrew S. Marsh	Executive Vice President and Chief Financial Officer
Sallie T. Rainer(2)	Former President and Chief Executive Officer
Roderick K. West	Group President, Utility Operations

(1)
Messrs. Brown, Denault, Marsh, and West hold the positions referenced above as executive officers of Entergy and are members of Entergy’s Office of the Chief Executive (“OCE”).  No additional compensation was paid in 2021 to any of these officers for their service as an NEO of the Company.

(2)
Ms. Rainer is included in the Executive Compensation section of this Information Statement because she served as our President and Chief Executive Officer for a portion of 2021.  Ms. Rainer retired in November 2021.  Mr. Viamontes became our President and Chief Executive Officer in November 2021 upon Ms. Rainer’s retirement.

Overview

Entergy’s Compensation Principles and Philosophy
Entergy’s executive compensation programs are based on a philosophy of pay for performance that supports its strategy and business objectives.  It believes the executive pay programs:
•	Motivate its management team to drive strong financial and operational results by linking pay to performance.
•	Attract and retain a highly experienced, diverse and successful management team.
•
Incentivize and reward the achievement of results that are deemed by the Personnel Committee to be consistent with the overall goals and strategic direction that the Entergy board of directors has approved.

▪	Create sustainable value for the benefit of all of Entergy’s stakeholders, including its customers, employees, communities and owners.
•
Align the interests of the executives and Entergy’s investors in its long-term business strategy by directly tying the value of equity-based awards to Entergy’s stock price performance and relative total shareholder return (“TSR”).

Compensation Best Practices
Practice	Description
Pay for Performance	The executive compensation programs yield pay outcomes that are highly correlated with Entergy’s performance and drive long-term value creation.
Short and Long-Term Incentive Measures Drive Desired Employee Behaviors	Performance measures for the Short-Term Incentive (“STI”) and Long-Term Incentive programs incentivize employee behaviors that serve Entergy’s key stakeholders:

• Customers – Net Promoter Score (NPS).
• Employees – Diversity, Inclusion & Belonging (DIB) and Safety.
• Communities – Environmental Stewardship and DIB.
• Owners – Earnings Per Share, Credit, TSR.
Double Trigger Change-in-Control	Entergy requires both a change-in-control and an involuntary termination without cause or voluntary termination with good reason for cash severance payments and vesting of equity awards.
Long-Term Incentives Paid in Stock	All long-term incentives are settled in shares of Entergy common stock.
Robust Stock Ownership Guidelines	Entergy requires executive officers to own a significant amount of Entergy stock.
Cap on Incentive Awards for OCE Members	The maximum payout for members of the OCE is capped at 200% of the target opportunity for the STI and Long-Term Performance Unit Program (“PUP”) awards.
Rigorous Goals	Entergy sets financial goals based on externally disclosed annual and multi-year guidance and outlooks, and non-financial goals based on rigorous internal review.
Clawback Policy
This policy allows recovery of incentive cash, equity compensation and severance payments where a payment was based on financial results that were the subject of a material restatement, a material miscalculation of a performance award or an executive officer engaged in fraud that caused or partially caused the need for a restatement or a material miscalculation of a performance award.

No Hedging of Entergy Stock
Directors, executive officers and employees of Entergy and its subsidiaries may not directly or indirectly engage in transactions intended to hedge or offset the market value of Entergy’s common stock owned by them.

No Pledging of Entergy Stock	Directors and executive officers of Entergy and its subsidiaries may not directly or indirectly pledge Entergy common stock as collateral for any obligation.
No Tax Gross-Ups	Entergy does not provide tax gross ups to OCE members, other than relocation benefits.
No Dividends on Unearned Performance Awards	Entergy does not pay dividends on unearned performance awards.
No Repricing or Exchange of Underwater Stock Options	Entergy’s equity incentive plan does not permit repricing or the exchange of underwater stock options without the approval of its shareholders.
No Employment Agreements	Entergy does not have employment contracts with its executive officers.
Independent Compensation Consultant	The Personnel Committee retains an independent compensation consultant to advise on the executive compensation programs and practices.

Practice	Description
Annual Say-on-Pay
Entergy values the input of its shareholders on the executive compensation programs.  Entergy’s board seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in the CD&A, tabular disclosure, and related narrative of Entergy’s annual proxy statements.

Annual Compensation Risk Assessment	A risk assessment of the compensation programs is performed on an annual basis to ensure that the programs and policies do not incentivize unnecessary or excessive risk-taking behavior.

2021 Incentive Payouts
Performance measures and targets for the 2021 STI awards were determined by the Personnel Committee in January 2021.  Targets and measures for the 2019 – 2021 performance cycle for the long-term performance units were established in January 2019.  In January 2022, the Personnel Committee certified the results for the Entergy Achievement Multiplier (“EAM”) for the 2021 STI awards and the 2019 – 2021 long-term performance period.
STI Awards
In January 2021, the Personnel Committee determined that the EAM that would determine the overall funding level for the 2021 STI awards would be based on financial and Environmental, Social and Governance (“ESG”) measures with the financial measure weighted 60% and the ESG measures collectively accounting for the remaining 40%.
Financial Measure:  Keeping with the Personnel Committee’s goal of aligning performance measures with financial results that link to externally communicated investor guidance, Entergy Tax Adjusted Earnings Per Share (“ETR Tax Adjusted EPS”) was used as the financial measure to determine the EAM.
ESG Measures:  To demonstrate Entergy’s strong commitment to its ESG goals and link executive compensation more directly to the achievement of those objectives, the Personnel Committee decided that 40% of the EAM would be determined on the basis of progress achieved in the following areas, each of which would be weighted equally:  Safety; DIB; Environmental Stewardship; and the Customer NPS.
The 2021 STI targets and results determined by the Personnel Committee were:
STI Performance Goals(1)	2021 Percentage of EAM	Target	2021 Results	Level of Achievement
ETR Tax Adjusted EPS ($)	60%	5.95	6.22	144%
Safety (SIF Rate)	10%	0.03	___(2)	0%
Diversity, Inclusion and Belonging	10%	Qualitative		110%
Environmental Stewardship	10%	Qualitative		140%
Customer NPS	10%	9	11.2	131%

EAM as a percentage of target		100%		125%(3)

(1)
See “What Entergy Pays and Why – 2021 Compensation Decisions – STI Compensation – ESG Measures and Targets” for a discussion of the performance assessment of the DIB and Environmental Stewardship performance measures.

(2)	Measure defaulted to achievement level of 0% due to one employee and two contractor fatalities in 2021. 2021 SIF results were 0.05 for employees and 0.15 for contractors.
(3)	After consideration of individual performance, NEO payouts averaged 124% of target.

Long-Term Performance Unit Program
In January 2019, the Personnel Committee chose relative TSR and Cumulative ETR Adjusted Earnings Per Share (“Cumulative ETR Adjusted EPS”) as the performance measures for the 2019 – 2021 performance period, with relative TSR weighted 80% and Cumulative ETR Adjusted EPS weighted 20%.  Cumulative ETR Adjusted EPS adjusts Entergy’s as reported (GAAP) results to eliminate the impact of the Entergy Wholesale Commodities (“EWC”) business and other non-routine items, consistent with the manner in which Entergy communicated earnings guidance and outlooks to investors at the time the measure was chosen.
The targets and results for the 2019 – 2021 performance period as determined by the Personnel Committee were:
Long-Term PUP Results	2019 – 2021 PUP Target	2019 – 2021 PUP Results
Relative TSR	Median	2nd Quartile
Cumulative ETR Adjusted EPS ($)	16.60	17.44
Payout (as a percentage of target)	100%	120%

What Entergy Pays and Why
How Entergy Makes Compensation Decisions
Role of the Personnel Committee
The Personnel Committee, comprised solely of independent directors, determines the compensation for each member of the OCE and oversees the design and administration of Entergy’s executive compensation programs.  Each year, the Personnel Committee reviews and considers a comprehensive assessment and analysis of the executive compensation programs, including the elements of each OCE member’s compensation, with input from the committee’s independent compensation consultant.  When establishing the compensation programs for the NEOs, the Personnel Committee also considers input and recommendations from management, including Mr. Denault and Ms. Collins, Entergy’s Chief Human Resource Officer, who attend the Personnel Committee meetings.  The committee annually conducts an independence assessment of its advisors including the compensation consultant, consistent with NYSE listing standards and SEC rules governing proxy disclosure.
Role of the Independent Compensation Consultant
In 2021, the Personnel Committee continued to retain Pay Governance, LLC (“Pay Governance”) as its independent compensation consultant.  Pay Governance attended each of the 2021 Personnel Committee meetings and provides advice, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and Entergy’s directors, the terms and performance goals applicable to incentive plan awards, the process for certifying achievement of the incentive goals, and analysis with respect to specific projects and information regarding trends and competitive practices.  The compensation consultant also meets with the Personnel Committee members without management present.

Competitive Positioning
➢ Market Data for Compensation Comparison
Annually, the Personnel Committee reviews:
•	published and private compensation survey data compiled by Pay Governance;
•	both utility and general industry data to determine total cash compensation (base salary and annual incentive) for non-industry specific roles;
•	data from utility companies to determine total cash compensation for management roles that are utility-specific, such as Group President, Utility Operations; and
•	utility market data to determine long-term incentives for all positions.

➢ How the Personnel Committee Uses Market Data
The Personnel Committee uses this survey data to develop compensation opportunities that are designed to deliver total direct compensation (“TDC”) within a targeted range of approximately the 50th percentile of the surveyed companies in the aggregate.  In most cases, the committee considers its objectives to have been met if Entergy’s Chief Executive Officer and the eight other executive officers who constitute the OCE each has a TDC opportunity that falls within a targeted range of 85% – 115% of the 50th percentile of the survey data.  In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers whose experience and skillset are viewed as critical to retain may be positioned at the higher end of the competitive range.
➢ Proxy Peer Group
Although the survey data described above are the primary data used in benchmarking compensation, the Personnel Committee uses compensation information from the companies included in the Philadelphia Utility Index to evaluate the overall reasonableness of Entergy’s compensation programs and to determine relative TSR for the 2021 – 2023 PUP performance period.  The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR because the companies included in this index, in the aggregate, are viewed as comparable to Entergy in terms of business and scale.
The companies included in the Philadelphia Utility Index at the time the Personnel Committee approved the 2021 compensation model and framework were:
AES Corporation	Consolidated Edison Inc.	Eversource Energy	Public Service Enterprise Group, Inc.
Ameren Corporation	Dominion Energy	Exelon Corporation	Southern Company
American Electric Power Co. Inc.	DTE Energy Company	FirstEnergy Corporation	WEC Energy, Inc.
American Water Works Company, Inc.	Duke Energy Corporation	NextEra Energy, Inc.	Xcel Energy, Inc.
CenterPoint Energy Inc.	Edison International	Pinnacle West Capital Corporation

2021 Compensation Structure and Incentive Metrics
In 2021, the compensation programs consisted of base salary and short and long-term incentives as outlined in the table below:
Compensation Element	Form	Objective	Metrics/ Performance Period	Subject to Clawback
Base Salary	Cash	Provides a base level of competitive cash compensation for executive talent.	N/A
Short-Term Incentive	Cash
Motivates and rewards executives for performance on key financial and ESG measures during the year; incentivizes behaviors that serve Entergy’s four stakeholders – customers, employees, communities and owners.
			● ETR Tax Adjusted EPS ● Safety ● DIB ● Environmental Stewardship ● Customer NPS Measured over a one-year period	✔
Long-Term Performance Units	Equity
Focuses Entergy’s executives on driving utility growth, building long-term shareholder value, and growing earnings. Provides market competitive compensation that retains skills and knowledge while increasing Entergy’s executives’ ownership in Entergy further enhancing their focus on driving continuous improvement in operational results.
			● Relative TSR ● Adjusted FFO/Debt Ratio Measured over a 3-year performance period	✔
Stock Options	Equity
Align interests of executives with long-term shareholder value, provides market competitive compensation, and increases Entergy’s executives’ ownership in Entergy further enhancing their focus on driving continuous improvement in operational results.
			Service-based with 3-year pro rata vesting	✔
Restricted Stock	Equity
Aligns interests of executives with long-term shareholder value, provides market competitive compensation, retains executive talent, and increases Entergy’s executives’ ownership in Entergy further enhancing their focus on driving continuous improvement in operational results.
			Service-based with 3-year pro rata vesting	✔

2021 Compensation Decisions
Base Salary
The salary for each NEO is based on the outcome of the annual merit review, the need to retain an experienced team, job promotion, individual performance, scope of responsibility, leadership skills and values, current compensation and internal equity.  For the NEOs who are members of the OCE, the Personnel Committee also considers the results of the annual market assessment of OCE compensation as provided by its independent compensation consultant described above.  In 2021, all of the NEOs received increases in their base salaries of approximately 3% effective April 1, 2021.
The following table sets forth the 2020 and 2021 base salaries for the NEOs.  Except as indicated below, changes in base salaries for 2021 were effective in April.
Named Executive Officer	2020 Base Salary	2021 Base Salary
Eliecer Viamontes(1)	$315,000	$340,000
Marcus V. Brown	$690,000	$710,700
Leo P. Denault	$1,260,000	$1,300,000
Andrew S. Marsh	$690,000	$710,700
Sallie T. Rainer	$358,713	$369,474
Roderick K. West	$731,863	$753,819

(1)
Mr. Viamontes’s salary was increased in November 2021 in conjunction with his promotion as the Company’s President and Chief Executive Officer.  The compensation for Mr. Viamontes was determined using competitive compensation data provided by Pay Governance, his previous compensation level and the compensation paid to his predecessor at the Company.

STI Compensation
The NEOs are eligible for STI awards under Entergy’s 2019 Omnibus Incentive Plan (“2019 OIP”).  Maximum funding for the STI awards is determined by the EAM performance measure.  Annually, after a review of Entergy’s strategic plan, the Personnel Committee engages in a rigorous process to determine the financial, strategic and operational measures and the targets for each measure that will be used to determine the EAM.  The Personnel Committee also annually establishes target opportunities for each NEO who is a member of the OCE.  For the other NEOs, target award opportunities are determined based on their management level within the Entergy organization.  Executive management levels at Entergy range from ML level 1 through ML level 4.  Mr. Viamontes held a Level 4 position at December 31, 2021, and Ms. Rainer held a Level 4 position when she retired in November 2021.  The target opportunities for each NEO in 2021 remained at the same level as those established for 2020.
In January, after the end of the fiscal year, the Finance and Personnel Committees jointly review Entergy’s results, and the Personnel Committee determines the EAM based on the level of achievement of the performance measures established.  The Personnel Committee retains discretion to modify the EAM based on its assessment of the degree of management’s achievement of various operational and regulatory goals and overcoming any challenges that occurred during the year.
Individual executive officer awards are determined based on the Personnel Committee’s consideration of each executive’s role in executing Entergy’s strategies and delivering the financial performance achieved, but also the individual’s accountability for any challenges and achievements Entergy experienced during the year.

2021 Performance Measures and Methodology
For 2021, the Personnel Committee decided that the EAM would be based on both financial and ESG measures, with the financial measure weighted 60% and four ESG measures each weighted at 10%.  Targets and ranges of performance were established for each of the measures, with no payout for results less than the designated minimum, a 25% payout opportunity for results at the minimum, a 100% payout opportunity for results at target, and a 200% payout opportunity for results equal to or exceeding the maximum.  Payout opportunities for results between the minimum and target and between target and the maximum were determined by straight line interpolation, with the EAM result being determined by the weighted average of the payout opportunities for each of the performance measures.
Financial Measure and Target
For the EAM financial measure, the Personnel Committee decided to use ETR Tax Adjusted EPS.  This measure is based on Entergy’s Adjusted EPS, the measure by which Entergy provides external guidance, which is then adjusted to add back the effect of significant tax items and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations; (ii) any resolution during the year of certain unresolved regulatory litigation matters, (iii) unrealized gains or losses on equity securities, (iv) effects of federal income tax law changes: and (v) any adjustments to contributions to pension investments or trusts related to post-retirement benefits that are elective and deviate from original plan assumptions (collectively, the “Pre-Determined Exclusions”).  The Personnel Committee determined that target performance for this metric would equal management’s expectation for Entergy’s Adjusted EPS as reflected in its financial plan, or $5.95 per share, with minimum performance determined to be $5.35 per share and maximum performance being $6.55 per share.
ETR Tax Adjusted EPS was used as the financial measure for the EAM because:
•	It is based on an objective financial measure that Entergy and its investors consider to be important in evaluating financial performance.
•	It is based on the same metrics used for internal and external financial reporting.
•	It provides both discipline and transparency.

The Personnel Committee considered it appropriate to use ETR Tax Adjusted EPS, which adds back the effect of significant tax items that may have been excluded from ETR Adjusted EPS, as the earnings measure because of the significant financial benefits to Entergy resulting from such tax items and the management effort required to achieve them.
The committee also considered, both at the time it chose ETR Tax Adjusted EPS as the EAM financial measure and when it established the targets for this measure, the appropriateness of excluding the effect of each of the specific Pre-Determined Exclusions it had identified from the financial measure.  It viewed the exclusion of major storms as appropriate because although Entergy includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane.  The Personnel Committee considered the exclusion of the effects of any unanticipated changes in federal income tax law to be appropriate because of the inability of management to impact those results.  It approved the exclusion of elective adjustments to Entergy contributions to pension and post-retirement benefit plan trusts because such elective adjustments are not reflective of the underlying performance of the business.  The Personnel Committee approved the other exclusions from reported results — for the impact of certain legacy unresolved regulatory litigation and unanticipated unrealized gains and losses on securities — primarily because of management’s inability to influence either of the related outcomes.
ESG Measures and Targets
To demonstrate Entergy’s strong commitment to its ESG goals and to more directly link executive compensation to successful execution on its strategies to achieve those objectives, the Personnel Committee decided to use the ESG measures described below to determine 40% of the EAM, with each of the measures weighted at 10%.  These measures were selected because the committee considered them to represent keyways that Entergy creates sustainable value for its stakeholders that may not be fully captured in its quarterly and annual financial results.

Following is a summary description of each of the ESG measures, including the metric or methodology used for determining the level of achievement and the rationale for each of the selected measures:
Measure	Metrics and Targets	Rationale
Safety
Rate of serious injuries and fatalities per 100 employees or contractors (SIF rate).  Minimum performance = 50th percentile, target = 75th percentile, and maximum performance = 90th percentile of published Edison Electric Institute member SIF rate data as published in 2021, with no payout if any fatalities
• Supports Entergy’s goal of maintaining a safe and incident-free workplace for all of its employees and contractors.
DIB
Overall qualitative assessment of DIB key performance indicators assessed in the workforce, workplace and marketplace, informed by quantitative measures; progress on DIB initiatives; and responsiveness to emergent issues.

•     Reinforces Entergy’s commitment to be a fair and equitable work environment that is welcoming to all and allows it to attract and retain superb talent, allowing Entergy to execute on its strategy.
•     Rewards progress toward meeting Entergy’s  commitment to develop and retain a workforce that reflects the rich diversity of the communities Entergy serves.
•     Drives an engaged workforce; customer-centric service  and solutions; enhancement of owner value; and community partnerships.

Environmental Stewardship	Assessment of progress toward environmental commitments through performance on key initiatives and utility CO2 emission rate outcomes.
•     Reinforces Entergy’s commitment to long-term  sustainability and a reduced impact on the environment.
•     Ensures accountability for achieving Entergy’s significant external commitments to reduce carbon emissions

Customer NPS
Customer NPS is determined through a blind survey of residential customers who are asked how likely they are to recommend Entergy, on a scale of 1 to 10.  The NPS is the percentage of promoters (scores 9-10) less the percentage of detractors (scores less than 6).  Minimum performance = 2, target = 9, and maximum performance = 16.

•     Incentivizes actions that drive positive customer outcomes (as measured through customer feedback) including impacts on reliability improvements, responsiveness, continuous improvement and innovation.
•     Signals overall health and loyalty of Entergy’s customer relationship.

In determining the targets to set for 2021, the Personnel Committee reviewed anticipated drivers and risks to Entergy’s expectations for its adjusted earnings for 2021 as set forth in Entergy’s financial plan, as well as factors driving the strong financial performance achieved in 2020.  The Personnel Committee confirmed that the proposed plan targets for ETR Tax Adjusted EPS reflected significant growth in the core earnings measure underlying the STI target.  The Personnel Committee also considered the potential impact of a wide range of identified risks and opportunities and confirmed that both the financial and ESG STI targets reflected a reasonable balancing of such risks and opportunities and an appropriate degree of challenge.  The goals were designed to be achievable, but also to require the strong coordinated performance of the management team.

2021 Performance Assessment
In January 2022, the Finance and Personnel Committees jointly reviewed Entergy’s financial and operational results and assessed management’s performance against the performance objectives and targets described above in order to determine the EAM.  The following table summarizes the STI targets and performance results for 2021, resulting in an EAM of 125%:
Performance Measure	Targets and Results
	Weighting	Minimum	Target	Maximum	2021 Results	Level of Achievement
ETR Tax Adjusted EPS ($)	60%	5.35	5.95	6.55	6.22(1)	144%
Safety (SIF Rate)	10%	0.07	0.03	0.00	___(2)	0%
Diversity, Inclusion & Belonging	10%	Qualitative assessment (see below)				110%
Environmental Stewardship	10%	Qualitative assessment (see below)				140%
Customer Net Promoter Score	10%	2	9	16	11.2	131%
EAM	100%	25%	100%	200%		125%

(1)	See Appendix A for the reconciliation of non-GAAP financial measures to GAAP results.
(2)	Measure defaulted to achievement level of 0% due to one employee and two contractor fatalities in 2021. 2021 SIF results were 0.05 for employees and 0.15 for contractors.

In assessing 2021 financial performance, the Finance and Personnel Committees reviewed various factors explaining how the 2021 ETR Tax Adjusted EPS result compared to the 2021 business plan and STI target set in January 2021.  ETR Tax Adjusted EPS exceeded the ETR Tax Adjusted EPS target of $5.95 per share by $0.27.  This outperformance resulted in part from the fact that ETR Adjusted EPS exceeded the midpoint of the guidance set at the beginning of the year by $0.07 per share.  The ETR Tax Adjusted EPS result also reflected a positive adjustment of $0.26 to ETR Adjusted EPS for the net effects on earnings of major storms impacting Entergy’s service area during 2021, consistent with the Pre-Determined Exclusions approved when the target was set at the beginning of the year.  The results also reflected a negative adjustment of $0.06 for the effect on 2021 ETR Adjusted EPS of certain changes in tax law, also consistent with the Pre-Determined Exclusions.
In assessing management’s 2021 performance on the new ESG measures, the committees focused particularly on the qualitative assessments required with respect to the DIB and Environmental Stewardship measures.  In each area, the committees reviewed a wide range of key performance indicators and assessed progress on strategies and initiatives that had been identified at the beginning of the performance period as key to achieving Entergy’s strategic objectives.  Following are selected performance milestones and highlights considered as part of the assessment:
Performance Measure	2021 Developments
DIB Level of Achievement ● 110%
●   Increased representation of women and underrepresented racial and ethnic groups in employee population and at director level and above in management from 2020
●   Established Diversity & Workforce Strategies Center of Excellence led by Vice President, Diversity & Workforce Strategies
●   Developed and deployed targeted DIB interventions designed to engage a diverse workforce, including in mentoring, unconscious bias, inclusive leadership and psychological safety

Performance Measure	2021 Developments
	●	Infused DIB into hiring policies, practices and procedures and hiring manager/recruiter training
	●	Integrated DIB skill building in leadership development programs for diverse group of participants
	●	Engaged with partners in the utility industry and education to support mentoring programs to connect diverse students with industry mentors and expanded educational opportunity pipeline to non-traditional education partners to attract diverse students
	●	Increased diverse supplier managed spend from 2020 levels
	●	Organizational health and inclusive climate survey scores declined from 2020

Environmental Stewardship Level of Achievement ● 140%	●	Integration of substantially higher levels of renewable power generation into planned generation mix, leading to expected achievement of 2030 climate goal ahead of schedule
	●	Utility equity CO2 emission rate initially projected at slightly below target of 659 lbs./MWh; subsequently determined to be above target for 2021, due in part to higher natural gas prices resulting in more dispatch of Entergy’s coal generation by the Midcontinent Independence System Operator (MISO) as compared to 2020
	●	Completed Orange County Advanced Power Station hydrogen design, project investment plan and hydrogen supply plan
	●	Arkansas and Louisiana coal plant retirement plan refined and integrated into business plan
	●	Regulatory progress advancing customer solutions, including filings focused on green tariffs, PowerThrough backup power solutions, electric vehicles, energy efficiency and distributed resources
	●	Progress on electrification of Entergy vehicle fleet
	●	Progress advancing eTech offerings to promote adoption of electric-powered alternatives to fossil fuel applications
	●	Progress on transmission and distribution system and water resilience planning and investment in reforestation and wetland restoration

In addition to the foregoing financial and operational results, the Personnel Committee considered management’s degree of success in achieving various operational and regulatory goals set out at the beginning of the year and in overcoming certain challenges that arose in the business during the course of the year.  The committee took note of not only various ways management had created value for all of Entergy’s key stakeholders during 2021, but also major external challenges that were overcome in the process, including particularly Winter Storm Uri and Hurricane Ida, as well as the continuing COVID-19 pandemic, inflationary pressure on customer bills, supply chain constraints and labor market shortages.  The committee also noted that despite these challenges, management had remained focused on achieving strong financial results for the benefit of all of its stakeholders while at the same time driving positive outcomes in areas that would contribute to Entergy’s long-term sustainability.
Under the STI program, NEOs who are members of the OCE could earn a payout ranging from 0% to 200% of the NEO’s target opportunity while NEOs who are not members of the OCE could earn a payout ranging from 0% to 300% of the NEO’s target opportunity, subject to the overall funding limitation determined by the EAM.  To determine individual NEO STI awards for members of the OCE, the Personnel Committee considered individual performance in executing on Entergy’s strategies and delivering the strong financial performance achieved in 2021, as well as the executive’s success in achieving individual goals within the executive’s scope of responsibilities.  In addition, the Personnel Committee considered the individual’s key accountabilities and accomplishments in relation to major external challenges Entergy experienced during the year, including those referenced above.  With these considerations in mind, the Personnel Committee approved payouts to each of the NEOs, who are members of the OCE, that were modestly higher than the EAM, ranging from 135% to 150% of target.

After the EAM was established to determine overall funding for the STI awards, Entergy’s Chief Executive Officer allocated incentive award funding to individual business units based on business unit results.  Individual awards were determined for the remaining NEOs who are not members of the OCE by their immediate supervisor based on the individual officer’s key accountabilities, accomplishments, and performance.  This resulted in payouts that ranged from 87% of target to 99% of target for the NEOs who are not members of the OCE.
Based on the foregoing evaluation of management performance, the NEOs received the following STI payouts:
Named Executive Officer	Base Salary	Target as Percentage of Base Salary(1)	Payout as Percentage of Target	2021 Annual Incentive Award
Eliecer Viamontes	$340,000	40%	99%	$134,793
Marcus V. Brown	$710,700	80%	135%	$852,840
Leo P. Denault	$1,300,000	140%	135%	$2,457,000
Andrew S. Marsh	$710,700	85%	150%	$906,143
Sallie T. Rainer(2)	$369,474	40%	87%	$127,949
Roderick K. West	$753,819	80%	140%	$844,277

(1)	The target opportunities, as a percentage of salary, were determined based on the individual’s position and salary at the end of 2021.
(2)	Ms. Rainer received a pro-rated STI award since she retired prior to the end of the performance year.

Long-Term Incentive Compensation
Overview
Long-term incentive compensation delivered in shares of Entergy common stock represents the largest portion of executive officer compensation.  Entergy believes the combination of long-term incentives it employs provides a compelling performance-based compensation opportunity, is effective at retaining a strong senior management team, and aligns the interests of the executive officers with the interests of Entergy’s customers and shareholders by enhancing executives’ focus on Entergy’s long-term goals.
For each NEO, a dollar value is established to determine that NEO’s long-term incentive awards.  The award value for each NEO is determined based on market median compensation data for the officer’s role, adjusted to reflect individual performance and internal equity.  In January 2021, the Personnel Committee approved the 2021 long-term incentive award target amounts for each NEO.  Mr. Denault’s target opportunity was increased in recognition of his strong performance and Entergy’s significant achievements in 2020.  This amount for each NEO was then converted into the number of performance units, stock options and shares of restricted stock granted to each NEO based on an allocation of 60% PUP, 20% stock options and 20% restricted stock.

NEO	Long-Term Incentive Grant Date Value
Eliecer Viamontes	$298,154
Marcus V. Brown	$1,507,328
Leo P. Denault	$8,986,053
Andrew S. Marsh	$2,008,880
Sallie T. Rainer	$47,522
Roderick K. West	$1,840,794

2021 Long-Term Incentive Award Mix
Long-Term Performance Units
The NEOs are issued performance unit awards under the PUP with payout opportunities established by the Personnel Committee at the beginning of each three-year performance period.
The PUP specifies a minimum, target and maximum achievement level, the achievement of which determines the number of performance units that may be earned by each participant.  For the 2021 – 2023 PUP performance period, the Personnel Committee chose the performance measures and targets set forth below.
2021 – 2023 PUP Performance Period: Measures and Goals
Performance Measures(1)	PUP Measure Weight	Goals(2)
Relative TSR	80%	Minimum (25%) - Bottom of 3rd Quartile Target (100%) - Median Percentile Maximum (200%) - Top Quartile
Adjusted FFO/Debt Ratio(3)	20%	Minimum (25%) - 14.5% Target (100%) - 15.5% Maximum (200%) - 17.0%

(1)
Payouts for performance between achievement levels are calculated using straight-line interpolation, between minimum and target and between target and maximum, with no payouts for performance below the minimum achievement level with respect to the applicable performance measure, and payouts are capped at the maximum achievement level with respect to the applicable performance measure.

(2)	No payout if the TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and the Adjusted FFO/Debt Ratio is below the minimum performance goal.
(3)	Results for the Adjusted FFO/Debt Ratio will be adjusted to exclude the Pre-Determined Exclusions.

➢	Performance Measures

Relative TSR:
•
The Personnel Committee chose relative TSR as a performance measure because it reflects Entergy’s creation of shareholder value relative to other electric utilities included in the Philadelphia Utility Index over the performance period.  By measuring performance in relation to an industry benchmark, this measure is intended to isolate and reward management for the creation of shareholder value that is not driven by events that affect the industry as a whole.

•
Minimum, target and maximum performance levels are determined by reference to the ranking of Entergy’s TSR in relation to the TSR of the companies in the Philadelphia Utility Index.  The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR because the companies included in this index, in the aggregate, are viewed as comparable to Entergy in terms of business and scale.

Adjusted FFO/Debt Ratio:
•
In recent years, Entergy has used two financial measures to determine awards under the PUP — a cumulative EPS measure and relative TSR.  To emphasize the importance of strong credit for the long-term health of Entergy’s business, for the 2021 – 2023 PUP performance period Entergy replaced the EPS measure with a credit measure – Adjusted FFO/Debt Ratio.

•
The adjusted FFO/Debt ratio is the ratio of:   (i) adjusted funds from operations calculated as operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions; to (ii) total debt, excluding outstanding or pending securitization debt.

•
The Personnel Committee decided to use this ratio because it emphasizes financial stability, noting that a financially healthy utility creates the capacity to make investments on behalf of customers, addresses the needs of the communities Entergy serves, provides low-cost access to capital markets, and promotes employee confidence.

Stock Options and Restricted Stock
Entergy grants stock options and shares of restricted stock as part of its long-term incentive award mix because it aligns the interests of the executive officers with long-term shareholder value, provides competitive compensation, and increases the executives’ ownership in Entergy’s common stock.  Generally, stock options are granted with a maximum term of ten years and vest one-third on each of the first three anniversaries of the date of grant.  The exercise price for each option granted in January 2021 was $95.87, which was the closing price of Entergy’s common stock on the date of grant.  Shares of restricted stock vest one-third on each of the first three anniversaries of the date of grant, are paid dividends which are reinvested in shares of Entergy stock and have full voting rights.  The dividend reinvestment shares are subject to forfeiture similar to the terms of the original grant.
2021 Long-Term Incentive Awards
In January 2021, the Personnel Committee granted the following PUP performance units, stock options and shares of restricted stock to each NEO.  The number of performance units, options and shares of restricted stock were determined as discussed above under “Long-Term Incentive Compensation – Overview.”
Named Executive Officer	2021 – 2023 Target PUP Units	Stock Options	Shares of Restricted Stock
Eliecer Viamontes	1,737	4,332	603
Marcus V. Brown	8,784	21,906	3,045
Leo P. Denault	52,365	130,600	18,154
Andrew S. Marsh	11,706	29,196	4,059
Sallie T. Rainer(1)	1,553	3,873	539
Roderick K. West	10,727	26,752	3,719

(1)	Ms. Rainer retired in 2021, and forfeited the 2021 – 2023 target PUP units and shares of restricted stock granted to her in January 2021.

All of the performance units, the shares of restricted stock and stock options granted to the NEOs in 2021 were granted pursuant to the 2019 OIP.  The 2019 OIP requires both a change in control and an involuntary job loss without cause or a resignation by the NEO for good reason within 24 months following a change in control (a “double trigger”) for the acceleration of these awards upon a change in control.
Payouts for the 2019 – 2021 PUP Performance Period
In January 2019, the Personnel Committee chose relative TSR and Cumulative ETR Adjusted EPS as the performance measures for the 2019 – 2021 PUP performance period, with relative TSR weighted 80% and Cumulative ETR Adjusted EPS weighted 20%.  Cumulative ETR Adjusted EPS, which adjusts Entergy’s as reported (GAAP) results to eliminate the impact of EWC and other non-routine items, was selected in 2019 as a performance measure because the committee wished to incentivize management to achieve steady, predictable earnings growth for Entergy over the three-year performance period, and because it aligns with the earnings measure used to communicate Entergy’s earnings expectations externally to investors.  Similar to the way targets are established for the STI awards, targets for the Cumulative ETR Adjusted EPS performance measure were established by the Personnel Committee after the Entergy board’s review of Entergy’s strategic plan.  These targets also exclude the effect of major storms, the resolution of certain unresolved regulatory litigation matters, changes in federal income tax law and unrealized gains or losses on equity securities.  The payout was determined based on the achievement of the following performance goals established for both performance measures by the committee at the beginning of the performance period:
2019 – 2021 PUP Performance Period: Measure and Goals
Performance Measure(1)	PUP Measure Weight	Payout
Relative TSR	80%	Minimum (25%) - Bottom of 3rd Quartile Target (100%) - Median Percentile Maximum (200%) - Top Quartile
Cumulative ETR Adjusted EPS ($)(2)	20%	Minimum (25%) - 14.94 Target (100%) - 16.60 Maximum (200%) - 18.26

(1)
Payouts for performance between achievement levels are calculated using straight-line interpolation between minimum and target and between target and maximum, with no payouts for performance below the minimum achievement level and payouts are capped for performance at or above the maximum performance level.

(2)	EPS targets were established to drive multi-year key growth measures consistent with those that were externally communicated to investors.

In January 2022, the Personnel Committee reviewed Entergy’s TSR and the Cumulative ETR Adjusted EPS for the 2019 – 2021 PUP performance period in order to determine the payout to participants based upon the performance measures and range of potential payouts for the 2019 – 2021 PUP performance period as provided above.  The committee compared Entergy’s TSR against the TSR of the companies that were included in the Philadelphia Utility Index throughout the three-year performance period, which were:

AES Corporation	Edison International
Ameren Corporation	Eversource Energy
American Electric Power Co. Inc.	Exelon Corporation
American Water Works Company, Inc.	FirstEnergy Corporation
CenterPoint Energy Inc.	NextEra Energy, Inc.
Consolidated Edison Inc.	PG&E Corporation
Dominion Energy	Public Service Enterprise Group, Inc.
DTE Energy Company	Southern Company
Duke Energy Corporation	Xcel Energy, Inc.

As recommended by the Finance Committee, the Personnel Committee concluded that Entergy’s relative TSR for the 2019 – 2021 PUP performance period was in the second quartile, and that Cumulative ETR Adjusted EPS was $17.44, yielding a payout of 120% of target for the NEOs.
Named Executive Officer	2019 – 2021 Target	Number of Shares Issued(1)	Value of Shares Actually Issued(2)	Grant Date Fair Value(3)
Eliecer Viamontes(4)	926	1,185	$130,765	$92,131
Marcus V. Brown	9,383	12,385	$1,366,685	$933,552
Leo P. Denault	40,508	53,648	$5,900,194	$4,030,303
Andrew S. Marsh	11,869	15,666	$1,728,743	$1,180,894
Sallie T. Rainer(5)	1,369	1,792	$197,747	$136,207
Roderick K. West	10,073	13,296	$1,467,214	$1,002,203

(1)	Includes accrued dividends.
(2)	Value determined based on the closing price of Entergy common stock on January 19, 2022 ($110.35), the date the Personnel Committee certified the 2019 – 2021 performance period results.
(3)	Represents the aggregate grant date fair value calculated in accordance with applicable accounting rules as reflected in the 2019 Summary Compensation Table.
(4)	As a new hire in 2020, Mr. Viamontes received a pro-rata target award opportunity for the 2019 – 2021 performance period.
(5)	Ms. Rainer retired in 2021, and accordingly, received a pro-rated award opportunity for the 2019 – 2021 performance period.

Benefits and Perquisites
The NEOs are eligible to participate in or receive the following benefits:

Plan Type	Description
Retirement Plans
Entergy-sponsored:

Entergy Retirement Plan - a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014.
Cash Balance Plan - a tax-qualified cash balance defined benefit pension plan that covers a broad group of employees hired on or after July 1, 2014 and before January 1, 2021.
Pension Equalization Plan - a non-qualified pension restoration plan for a select group of management or highly compensated employees who participate in the Entergy Retirement Plan.
Cash Balance Equalization Plan - a non-qualified restoration plan for a select group of management or highly compensated employees who participate in the Cash Balance Plan.
System Executive Retirement Plan - a non-qualified supplemental retirement plan for individuals who became executive officers before July 1, 2014.

See “2021 Pension Benefits” for additional information regarding the operation of the plans described above.

Savings Plan	Entergy-sponsored 401(k) Savings Plan that covers a broad group of employees.
Health & Welfare Benefits
Medical, dental and vision coverage, health care and dependent care reimbursement plans, life and accidental death and dismemberment insurance, business travel accident insurance, and long-term disability insurance.
Eligibility, coverage levels, potential employee contributions, and other plan design features are the same for the NEOs as for the broad employee population.

2021 Perquisites
Corporate aircraft usage and annual mandatory physical exams.  The NEOs who are members of the OCE do not receive tax gross ups on any benefits, except for relocation assistance.
In 2021, Mr. Viamontes was provided relocation assistance, and the Company paid Ms. Rainer’s club dues.  Both were provided with tax gross up payments on these perquisites.
For additional information regarding perquisites, see the “All Other Compensation” column in the 2021 Summary Compensation Table.

Deferred Compensation	The NEOs are eligible to defer up to 100% of their base salary and STI awards into the Entergy-sponsored Executive Deferred Compensation Plan.
Executive Disability Plan
Eligible individuals who become disabled under the terms of the plan are eligible for 65% of the difference between their annual base salary and $276,923 (i.e. the annual base salary that produces the maximum $15,000 monthly disability payment under the general long-term disability plan).

Entergy provides these benefits to the NEOs as part of its effort to provide a competitive executive compensation program and because it believes that these benefits are important retention and recruitment tools since many of the companies with which it competes for executive talent provide similar arrangements to their senior executive officers.

Severance and Retention Arrangements
System Executive Continuity Plan
The Personnel Committee believes that retention and transitional compensation arrangements are an important part of overall compensation as they help to secure the continued employment and dedication of the NEOs, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment.  In addition, the Personnel Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which Entergy competes for executive talent have similar arrangements in place for their senior employees.
To achieve these objectives, Entergy has established a System Executive Continuity Plan under which each of the NEOs is entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated without cause or if the officer resigns for good reason, in each case, in connection with a change in control of Entergy.  Entergy strives to ensure that the benefits and payment levels under the System Executive Continuity Plan are consistent with market practices.  Entergy’s executive officers, including the NEOs, are not entitled to any tax gross up payments on any severance benefits received under this plan.  For more information regarding severance arrangements, see “Potential Payments Upon Termination or Change in Control.”
Restricted Stock Units
Restricted stock units granted under Entergy’s 2019 OIP represent phantom shares of Entergy’s common stock that have an economic value equivalent to one share of Entergy common stock.  Entergy occasionally grants restricted units for retention purposes, to offset forfeited compensation from a previous employer or for other limited purposes.  If all conditions of the grant are satisfied, restrictions on the restricted units lift at the end of the restricted period and the restricted stock units are settled in shares of Entergy common stock.  Restricted stock units are generally time-based awards for which restrictions lift, subject to continued employment, generally over a two- to five-year period.
In May 2021, the Personnel Committee granted Mr. Brown 14,216 restricted stock units.  Mr. Brown’s award was made in recognition of Mr. Brown’s senior leadership role and direction as Entergy’s Executive Vice President and General Counsel and to encourage retention of his leadership in light of his marketability.  The committee noted, based on the advice of its independent consultant, that such grants are an effective means for retention.  Mr. Brown’s restricted stock units will vest in one installment on May 17, 2024 if he satisfies the vesting requirements.  Mr. Brown will vest in a pro rata portion of his restricted stock units if his employment is terminated without cause or due to a disability or death prior to May 17, 2024.  If during a change in control period (as defined in the 2019 OIP), Mr. Brown’s employment is terminated without cause or by Mr. Brown for good reason his restricted stock units will vest immediately.
Mr. Denault’s 2006 Retention Agreement
Entergy currently has a retention agreement with Leo Denault, Entergy’s Chief Executive Officer.  In general, Mr. Denault’s retention agreement provides for certain payments and benefits in the event of his termination of employment by his Entergy employer other than for cause, by Mr. Denault for good reason (as defined in the retention agreement), or on account of his death or disability.  For additional information about Mr. Denault’s retention agreement, see “Potential Payments Upon Termination or Change in Control – Mr. Denault’s 2006 Retention Agreement.”  Mr. Denault’s retention agreement provided him additional years of service as well as permission to retire under the System Executive Retirement Plan (“SERP”) in the event his employment is terminated by his Entergy employer other than for cause (as defined in the retention agreement), by Mr. Denault for good reason, or on account of his death or disability.  His retention agreement also provided that if he terminates employment for any other reason, he is entitled to up to an additional 15 years of service under the SERP only if his Entergy employer grants him permission to retire, subject to the overall 30-year cap on service credit under the SERP.  Mr. Denault’s retention agreement was entered into in 2006 when he was Entergy’s Chief Financial Officer and was designed to reflect the competition for chief financial officer talent in the marketplace at that time and the Personnel Committee’s assessment of the critical role this position played in executing Entergy’s long-term financial and other strategic objectives.  Based on the market data provided by Entergy’s former independent compensation consultant, the committee, at the time the agreement was entered into, believed the benefits and payment levels under Mr. Denault’s retention agreement were consistent with market practices.

On May 7, 2021, Mr. Denault’s retention agreement was amended to align the permission requirements of his retention agreement with those of the SERP.  Generally, SERP participants who separate from employment with an Entergy system company prior to age 65 are required to obtain permission to retire to receive their benefits.  Permission is not required after age 65.  Prior to the amendment, Mr. Denault’s retention agreement required him to obtain permission to retire even after age 65 to receive the 15 additional years of service under the SERP provided by the retention agreement.  With the amendment, Mr. Denault no longer needs such post-age-65 permission to retire to receive the 15 additional years of service under the SERP.  The amendment does not change the requirement that Mr. Denault obtain permission to retire before age 65 to receive his SERP benefits.
Non-Qualified Pension Plan Modifications
On November 2, 2021, Entergy entered into an agreement with Leo Denault that:  (i) amends the Pension Equalization Plan (“PEP”) to terminate his participation in that plan; and (ii) provides that when he terminates employment with Entergy the benefit payable to him or his surviving spouse under the SERP will be frozen and determined as if Mr. Denault separated from Entergy as of November 30, 2021 (including the use of compensation, service and actuarial assumptions applicable to separations as of such date).  As a result of the agreement and the amendment to the SERP, the SERP benefits payable to Mr. Denault are fixed at $37,025,593 and will not change due to any changes in his compensation, service or actuarial assumptions.  Except as amended, benefits payable to Mr. Denault (or his surviving spouse, if applicable) under the SERP will otherwise generally continue to be subject to the provisions of the SERP (including applicable forfeiture conditions) and Mr. Denault’s retention agreement.  Based on the advice of its independent compensation consultant, the Personnel Committee approved these modifications to the PEP and SERP to ensure the SERP remains an important retention tool for Entergy’s Chief Executive Officer while mitigating future risk of cost volatility of the SERP benefit through a freeze.

Risk Mitigation and Other Pay Practices
Entergy strives to ensure that its compensation philosophy and practices are in line with the best practices of companies in its industry as well as other companies in the S&P 500.  Some of these practices include the following:
Clawback Provisions
Under the clawback policy, all incentives paid to all individuals subject to Section 16 of the Exchange Act, including all of the NEOs, are required to be reimbursed where:
•
the payment was based on the achievement of certain financial results that were subsequently determined to be the subject of a material restatement other than a restatement due to changes in accounting policy; or a material miscalculation of a performance award occurs, whether or not the financial statements were restated and, in either case, a lower payment would have been made to the executive officer based upon the restated financial results or correct calculation; or

•
in the Entergy board of directors’ view, the executive officer engaged in fraud that caused or partially caused the need for a restatement or caused a material miscalculation of a performance award, in each case, whether or not the financial statements were restated.

The amount required to be reimbursed is equal to the excess of the gross incentive payment made over the gross payment that would have been made if the original payment had been determined based on the restated financial results or correct calculation.  In addition, Entergy will seek to recover any compensation received by its Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under Sarbanes-Oxley following a material restatement of Entergy’s financial statements.

Stock Ownership Guidelines and Share Retention Requirements
Entergy requires its executive officers to own Entergy stock to further align their interests with Entergy’s shareholders’ interests.  Annually, the Personnel Committee monitors the executive officers’ compliance with these guidelines with all of the NEOs satisfying the applicable ownership guidelines at that time. The ownership guidelines are as follows:
The ownership guidelines are as follows:
Role	Value of Common Stock to be Owned
Chief Executive Officer	6 x base salary
Executive Vice Presidents	3 x base salary
Senior Vice Presidents	2 x base salary
Vice Presidents	1 x base salary

Further, to facilitate compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:
•	all net after-tax shares paid out under the PUP;
•	all net after-tax shares of Entergy restricted stock and all net after-tax shares received upon the vesting of restricted stock units; and
•	at least 75% of the after-tax net shares received upon the exercise of Entergy stock options.

Trading Controls
Executive officers, including the NEOs, are required to receive permission from Entergy’s General Counsel or his designee prior to entering into any transaction involving Entergy securities, including gifts, other than an exercise of employee stock options that is not funded through a sale in the market.  Trading is generally permitted only during specified open trading windows beginning shortly after the release of earnings.  Employees who are subject to trading restrictions, including the NEOs, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans or any amendment to an existing plan may be entered into only during an open trading window and must be approved by Entergy.  An NEO bears full responsibility if he or she violates Entergy policy by buying or selling shares without pre-approval or when trading is restricted.
Entergy also prohibits directors and executive officers, including the NEOs, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. Entergy prohibits these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel.  In addition, Entergy prohibits directors and executive officers, including the NEOs, from engaging in any hedging transactions with respect to Entergy securities.

Compensation Consultant Independence
Annually, the Personnel Committee reviews the relationship with its compensation consultant to determine whether any conflicts of interest exist that would prevent Pay Governance from independently advising the Personnel Committee.  When assessing the independence of its compensation consultant the committee considered the following factors, among others:
•	Pay Governance has policies in place to prevent conflicts of interest;
•	No member of Pay Governance’s consulting team serving the committee has a business relationship with any member of the committee or any of Entergy’s executive officers;
•	Neither Pay Governance nor any of its principals own any shares of Entergy’s common stock; and

•	The amount of fees paid to Pay Governance is less than 1% of Pay Governance’s total consulting income.

Based on these factors, the Personnel Committee concluded that Pay Governance is independent in accordance with SEC and NYSE rules and that no conflicts of interest exist that would prevent Pay Governance from independently advising the committee.
In addition, Pay Governance has agreed that it will not accept any engagement with management without prior approval from the Personnel Committee, and Entergy’s board has adopted a policy that prohibits a compensation consultant from providing other services to it if the aggregate amount for those services would exceed $120,000 in any year.  During 2021, Pay Governance did not provide any services to Entergy other than the services it performed on behalf of the Personnel and Corporate Governance Committees, and it worked with Entergy’s management only as directed by the committees.
PERSONNEL COMMITTEE REPORT
The Personnel Committee Report included in Entergy’s 2022 Proxy Statement is incorporated by reference, but will not be deemed to be “filed” in this Information Statement.  The Company does not have a compensation committee or other board committee performing equivalent functions.  Our Board is comprised of individuals who are officers or employees of Entergy or the Company.  The Board does not make determinations regarding the compensation paid to our executive officers.

EXECUTIVE COMPENSATION TABLES
2021 Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the NEOs for the fiscal year ended December 31, 2021, and to the extent required by SEC executive compensation disclosure rules, the fiscal years ended December 31, 2020 and 2019. The compensation set forth in the table represents the aggregate compensation paid by all Entergy system companies.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name and Principal Position (1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compensation(7))	Total	Total Without Change in Pension Value(8)
Eliecer Viamontes Chief Executive Officer	2021	$324,120	$—	$245,000	$53,154	$134,793	$22,300	$102,190	$881,557	$859,257

Marcus V. Brown Executive Vice President and General Counsel	2021	$705,286	$—	$2,752,829	$268,787	$852,840	$491,400	$60,135	$5,131,277	$4,639,877
	2020	$709,688	$—	$1,626,512	$327,172	$662,400	$1,746,000	$78,631	$5,150,403	$3,404,403
	2019	$661,563	$—	$1,248,839	$297,182	$684,573	$1,455,300	$69,955	$4,417,412	$2,962,112

Leo P. Denault Chairman of the Board and Chief Executive Officer, Entergy Corp.	2021	$1,289,538	$—	$7,383,591	$1,602,462	$2,457,000	$4,178,300	$134,853	$17,045,744	$12,867,444
	2020	$1,308,462	$—	$6,716,017	$1,350,986	$2,116,800	$4,416,700	$289,632	$16,198,597	$11,781,897
	2019	$1,260,000	$—	$5,391,253	$1,282,994	$2,416,680	$3,704,500	$208,822	$14,264,249	$10,559,749

Andrew S. Marsh Executive Vice President and Chief Financial Officer	2021	$705,286	$—	$1,650,645	$358,235	$906,143	$213,000	$56,018	$3,889,327	$3,676,327
	2020	$704,692	$—	$2,053,717	$413,105	$703,800	$2,054,000	$77,741	$6,007,055	$3,953,055
	2019	$641,923	$—	$1,579,663	$375,914	$712,400	$1,554,300	$69,863	$4,934,063	$3,379,763

Sallie T. Rainer, Former Chief Executive Officer	2021	$344,453	$—	$219,035	$47,522	$127,949	$479,100	$28,151	$1,246,210	$767,110
	2020	$369,133	$—	$252,819	$49,235	$175,713	$663,100	$33,383	$1,543,383	$880,282
	2019	$344,722	$—	$197,780	$51,584	$219,069	$617,200	$37,361	$1,467,716	$850,516

Roderick K. West Group President, Utility Operations	2021	$748,087	$—	$1,512,547	$328,247	$844,277	$77,500	$75,540	$3,586,198	$3,508,698
	2020	$754,742	$—	$1,804,816	$363,022	$673,314	$1,976,400	$59,730	$5,632,024	$3,655,624
	2019	$709,023	$—	$1,340,679	$319,039	$674,742	$1,604,100	$67,191	$4,714,774	$3,110,674

(1)	Mr. Viamontes was named the Company’s Chief Executive Officer in November 2021.
(2)
The amounts in column (c) represent the actual base salary paid to the NEOs in the applicable year.  The 2020 base salary amounts include an amount attributable to an extra pay period that occurred in 2020 as the NEOs are paid on a bi-weekly basis.  The 2021 changes in base salaries noted in the CD&A were effective in April 2021, except where otherwise indicated.

(3)
The amounts in column (e) represent the aggregate grant date fair value of restricted stock and performance units granted under the 2015 Equity Ownership Plan of Entergy Corporation and Subsidiaries (the “2015 EOP”) and the 2019 OIP (together with the 2015 EOP, the “Equity Plans”), each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures.  The grant date fair value of the restricted stock, restricted stock units, and the portion of the performance units with vesting based on the Adjusted FFO/Debt Ratio is based on the closing price of Entergy common stock on the date of grant.  The grant date fair value of the portion of the performance units with vesting based on the TSR was measured using a Monte Carlo simulation valuation model.  The simulation model applies a risk-free interest rate and an expected volatility assumption.  The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date.  Volatility is based on historical volatility for the 36-month period preceding the grant date.  The performance units in the table are also valued based on the probable outcome of the applicable performance condition at the time of grant.  The maximum value of shares that would be received if the highest achievement level is attained with respect to both the TSR and Adjusted FFO/Debt Ratio, for performance units granted in 2021 are as follows:  Mr. Viamontes, $333,052; Mr. Brown, $1,684,244; Mr. Denault, $10,040,465; Mr. Marsh, $2,244,508; and Mr. West, $2,056,795.  Ms. Rainer retired in 2021 and forfeited the 2021 - 2023 PUP units and shares of restricted stock granted to her in January 2021.

(4)
The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the Equity Plans calculated in accordance with FASB ASC Topic 718.  For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the financial statements in the Annual Report.

(5)	The amounts in column (g) for 2020 and 2021 represent STI award cash payments made under the 2019 OIP, and the amounts for 2019 represent the cash payments made under the annual incentive program.
(6)
For all NEOs, the amounts in column (h) include the annual actuarial increase in the present value of these NEOs’ benefits under all pension plans established by Entergy using interest rate and mortality rate assumptions consistent with those used in Entergy’s financial statements and include amounts which the NEOs may not currently be entitled to receive because such amounts are not vested (see “2021 Pension Benefits”).  None of the increases for any of the NEOs is attributable to above-market or preferential earnings on non-qualified deferred compensation.

(7)
The amounts in column (i) for 2021 include (a) matching contributions by Entergy under the Savings Plan to each of the NEOs; (b) dividends paid on restricted stock when vested; (c) life insurance premiums; (d) tax gross up payments on club dues and relocation assistance; and (e) perquisites and other compensation as described further below.  The amounts for Mr. Denault have been updated as compared to the amount of All Other Compensation reported in the Annual Report to reflect the reimbursement by Mr. Denault of the incremental cost associated with the personal use of the corporate aircraft in 2021.  Following 2021, Mr. Denault reimbursed Entergy for the incremental cost associated with his personal usage of the corporate aircraft during 2021. Based on such reimbursement, his 2021 All Other Compensation excludes any cost associated with his personal usage of the corporate aircraft. The amounts are listed in the following table:

Named Executive Officer	Company Contribution – Savings Plan	Dividends Paid on Restricted Stock	Life Insurance Premium	Tax Gross Up Payments	Perquisites and Other Compensation	Total
Eliecer Viamontes	$18,127	$—	$647	$16,084	$67,332	$102,190
Marcus V. Brown	$12,180	$30,184	$11,484	$—	$6,287	$60,135
Leo P. Denault	$12,180	$107,961	$11,484	$—	$3,228	$134,853
Andrew S. Marsh	$12,180	$33,989	$9,849	$—	$—	$56,018
Sallie T. Rainer	$12,180	$5,032	$2,301	$2,327	$6,311	$28,151
Roderick K. West	$12,672	$31,895	$3,997	$—	$26,976	$77,540

(8)
In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to Entergy’s performance and are outside of the control of the Personnel Committee.

Perquisites and Other Compensation
The amounts set forth in column (i) also include perquisites and other personal benefits that Entergy provides to its NEOs as part of providing a competitive executive compensation program and for employee retention.  The following perquisites were provided to the NEOs in 2021.
Named Executive Officer	Relocation	Personal Use of Corporate Aircraft	Club Dues	Executive Physical Exams
Eliecer Viamontes	X
Marcus V. Brown		X		X
Leo P. Denault		X (fully reimbursed by the executive)		X
Andrew S. Marsh				X
Sallie T. Rainer			X
Roderick K. West		X		X

For security and business reasons, Entergy’s Chief Executive Officer is permitted to use its corporate aircraft for personal use at the expense of Entergy, although for 2021 Mr. Denault reimbursed the Company for such usage.  The other NEOs may use the corporate aircraft for personal travel subject to the approval of Entergy’s Chief Executive Officer.  Annually, the Personnel Committee reviews the level of usage.  Entergy believes that its officers’ ability to use its plane for limited personal use saves time and helps to ensure their personal health and safety in light of the ongoing pandemic, in addition to providing them additional security while traveling, thereby benefiting Entergy.  The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to Entergy for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications, and fees, including flight planning, ground handling, and landing permits.  The aggregate incremental aircraft usage cost associated with Mr. West’s personal use of the corporate aircraft was $25,066 for fiscal year 2021.  In addition, Entergy offers its executives comprehensive annual physical exams at Entergy’s expense.
Entergy also provides relocation benefits to a broad base of employees which include assistance with moving expenses, transportation of household goods and in certain circumstances, assistance with the sale of the employee’s home. In connection with employment, and in accordance with its relocation policies, Entergy paid $83,323 in relocation expense for Mr. Viamontes, in 2021. The relocation assistance amount reported above represents the amount paid to Entergy’s relocation service provider or Mr. Viamontes, as applicable.  If Mr. Viamontes separates from the Company prior to the two year anniversary of his promotion, certain of Mr. Viamontes’ relocation benefits are subject to forfeiture.
None of the other perquisites referenced above exceeded $25,000 for any of the other NEOs.

2021 Grants of Plan-Based Awards
The following table summarizes award grants during 2021 to the NEOs.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Name	Grant Date	Thresh -old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)		All Other Option Awards: Number of Securities Under-lying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Eliecer Viamontes	1/28/21	$-	$136,000	$272,000
	1/28/21				434	1,737	3,474					$187,190
	1/28/21							603				$57,810
	1/28/21									4,332	$95.87	$53,154

Marcus V. Brown	1/28/21	$-	$568,560	$1,137,120
	1/28/21				2,196	8,784	17,568					$946,617
	1/28/21							3,045				$291,924
	1/28/21									21,906	$95.87	$268,787
	5/17/21							14,216	(6)			$1,500,072

Leo P. Denault	1/28/21	$-	$1,820,000	$3,640,000
	1/28/21				13,091	52,365	104,730					$5,643,167
	1/28/21							18,154				$1,740,424
	1/28/21									130,600	$95.87	$1,602,462

Andrew S. Marsh	1/28/21	$-	$604,095	$1,208,190
	1/28/21				2,927	11,706	23,412					$1,261,509
	1/28/21							4,059				$389,136
	1/28/21									29,196	$95.87	$358,235

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Thresh -old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Under-lying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Sallie T. Rainer(7)	1/28/21	$-	$147,790	$295,580
	1/28/21				388	1,553	3,106				$167,361
	1/28/21							539			$51,674
	1/28/21								3,873	$95.87	$47,522

Roderick K. West	1/28/21	$-	$603,055	$1,206,110
	1/28/21				2,682	10,727	21,454				$1,156,006
	1/28/21							3,719			$356,541
	1/28/21								26,752	$95.87	$328,247

(1)
The amounts in columns (c), (d), and (e) represent minimum, target, and maximum payment levels under the STI program.  The actual amounts awarded are reported in column (g) of the 2021 Summary Compensation Table.

(2)
The amounts in columns (f), (g), and (h) represent the minimum, target, and maximum payment levels under the PUP.  Performance under the program is measured by Entergy’s TSR relative to the TSR of the companies included in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio with TSR weighted eighty percent and Adjusted FFO/Debt Ratio weighted twenty percent. There is no payout under the program if Entergy’s TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio is below the minimum performance goal.  Subject to the achievement of performance targets, each unit will be converted into one share of Entergy’s common stock on the last day of the performance period (December 31, 2023).  Accrued dividends on the shares earned will also be paid in Entergy common stock.

(3)
The amounts in column (i) represent shares of restricted stock granted under the 2019 OIP.  Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights, and accrue dividends during the vesting period.

(4)
The amounts in column (j) represent options to purchase shares of Entergy’s common stock granted under the 2019 OIP.  The options vest one-third on each of the first through third anniversaries of the grant date and have a ten-year term from the date of grant.

(5)
The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions.  See Notes 3 and 4 to the 2021 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

(6)	In May 2021, Mr. Brown was awarded 14,216 restricted stock units under the 2019 OIP. The restricted units will vest in one installment on May 17, 2024.
(7)	Ms. Rainer retired in 2021 and forfeited the 2021 – 2023 PUP units and shares of restricted stock granted to her in January 2021.

2021 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes, for each NEO, unexercised options, restricted stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2021.
Option Awards							Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eliecer Viamontes	—	4,332	(1)		$95.87	1/28/2031
										1,737	(4)	$195,673
										231	(5)	$26,022
							603	(6)	$67,928
							667	(9)	$75,138

Marcus V. Brown	—	21,906	(1)		$95.87	1/28/2031
	9,524	19,050	(2)		$131.72	1/30/2030
	11,906	11,907	(3)		$89.19	1/31/2029
	13,500	—			$78.08	1/25/2028
										8,784	(4)	$989,518
										1,893	(5)	$213,218
							3,045	(6)	$343,019
							2,020	(7)	$227,553
							1,179	(8)	$132,814
							14,216	(10)	$1,519,294

Leo P. Denault	—	130,600	(1)		$95.87	1/28/2031
	39,330	78,660	(2)		$131.72	1/30/2030
	102,804	51,402	(3)		$89.19	1/31/2029
	167,100	—			$78.08	1/25/2028
	179,400	—			$70.53	1/26/2027
	167,000	—			$70.56	1/28/2026
	88,000	—			$89.90	1/29/2025
	106,000	—			$63.17	1/30/2024
	50,000	—			$64.60	1/31/2023
										52,365	(4)	$5,898,917
										7,816	(5)	$880,444
							18,154	(6)	$2,045,048
							8,337	(7)	$939,163
							5,087	(8)	$573,051

Andrew S. Marsh	—	29,196	(1)		$95.87	1/28/2031
	12,026	24,053	(2)		$131.72	1/30/2030
	30,121	15,061	(3)		$89.19	1/31/2029
	49,000	—			$78.08	1/25/2028
	44,000	—			$70.53	1/26/2027
	45,000	—			$70.56	1/28/2026
	24,000	—			$89.90	1/29/2025
	35,000	—			$63.17	1/30/2024
	32,000	—			$64.60	1/31/2023
	10,000	—			$71.30	1/26/2022
										11,706	(4)	$1,318,681
										2,390	(5)	$269,234

							4,059	(6)	$457,246
							2,550	(7)	$287,258
							1,491	(8)	$167,961

Option Awards							Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sallie T. Rainer		3,873	(1)		$95.87	1/28/2031
	1,433	2,867	(2)		$131.72	1/30/2030
	6,200	—			$89.19	1/31/2029
	4,400	—			$78.08	1/25/2028
	2,600	—			$70.53	1/26/2027
										145	(5)	$16,362

Roderick K. West	—	26,752	(1)		$95.87	1/28/2031
	10,568	21,137	(2)		$131.72	1/30/2030
	12,782	12,782	(3)		$89.19	1/31/2029
	14,167	—			$78.08	1/25/2028
										10,727	(4)	$1,208,397
										2,100	(5)	$236,593
							3,719	(6)	$418,945
							2,241	(7)	$252,449
							1,265	(8)	$142,502

(1)	Consists of options granted under the 2019 OIP; 1/3 of the options vested on January 28, 2022 and 1/3 of the remaining options will vest on each of January 28, 2023 and January 28, 2024.
(2)	Consists of options granted under the 2019 OIP; 1/2 of the options vested on January 30, 2022 and the remaining options will vest on January 30, 2023.
(3)	Consists of options granted under the 2015 EOP that vested on January 31, 2022.
(4)
Consists of performance units granted under the 2019 OIP that will vest on December 31, 2023 based on two performance measures- Entergy’s TSR performance and Adjusted FFO/Debt Ratio over the 2021 - 2023 performance period with TSR weighted eighty percent and Adjusted FFO/Debt Ratio weighted twenty percent, as described under “What Entergy Pays and Why - Long-Term Incentive Compensation - 2021 Long-Term Incentive Award Mix - Long-Term Performance Units” in the CD&A.

(5)
Consists of performance units granted under the 2019 OIP that will vest on December 31, 2022 based on two performance measures - Entergy’s TSR performance and Cumulative ETR Adjusted EPS over the 2020 – 2022 performance period with TSR weighted eighty percent and Cumulative ETR Adjusted EPS weighted twenty percent.

(6)
Consists of shares of restricted stock granted under the 2019 OIP; 1/3 of the shares of restricted stock vested on January 28, 2022 and 1/3 of the remaining shares will vest on each of January 28, 2023 and January 28, 2024.

(7)
Consists of shares of restricted stock granted under the 2019 OIP; 1/3 of the shares of restricted stock vested on January 30, 2022 and the remaining shares of restricted stock will vest on January 30, 2023.

(8)	Consists of shares of restricted stock granted under the 2015 EOP that vested on January 31, 2022.
(9)	Consists of restricted stock units granted under the 2019 OIP; 1/2 of the restricted stock units vested on February 1, 2022 and the remaining restricted stock units will vest on February 1, 2023.
(10)	Consists of restricted stock units granted under the 2019 OIP which will vest on May 17, 2024.

2021 Option Exercises and Stock Vested
The following table provides information concerning each exercise of stock options and each vesting of stock during 2021 for the NEOs.
	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eliecer Viamontes	—	$—	1,518	$162,507
Marcus V. Brown	—	$—	16,557	$1,763,143
Leo P. Denault	—	$—	69,093	$7,385,433
Andrew S. Marsh	4,000	$86,118	20,522	$2,190,324
Sallie T. Rainer	—	$—	2,562	$270,993
Roderick K. West	—	$—	17,751	$1,890,564

(1)
Represents the value of performance units for the 2019 – 2021 performance period (payable solely in shares based on the closing stock price of Entergy on the date of vesting) under the PUP and the vesting of restricted stock and restricted units in 2021.

2021 Pension Benefits
The following table shows the present value as of December 31, 2021, of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the retirement plans sponsored by Entergy, determined using interest rate and mortality rate assumptions set forth in Note 11 to the financial statements in the Annual Report.  Additional information regarding these retirement plans follows this table.
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2021
Eliecer Viamontes	Cash Balance Equalization Plan	1.95	$11,100	$—
	Cash Balance Plan	1.95	$23,300	$—

Marcus V. Brown(1)	System Executive Retirement Plan	26.74	$8,325,300	$—
	Entergy Retirement Plan	26.74	$1,440,500	$—

Leo P. Denault(1)(2)(3)	System Executive Retirement Plan	30.00	$34,861,100	$—
	Entergy Retirement Plan	22.83	$1,295,500	$—

Andrew S. Marsh	System Executive Retirement Plan	23.37	$6,742,300	$—
	Entergy Retirement Plan	23.37	$958,100	$—

Sallie T. Rainer(1)(3)	System Executive Retirement Plan	30.00	$2,317,300	$—
	Entergy Retirement Plan	37.00	$2,102,600	$—

Roderick K. West	System Executive Retirement Plan	22.75	$7,718,800	$—
	Entergy Retirement Plan	22.75	$1,020,200	$—

(1)
As of December 31, 2021, Mr. Brown and Mr. Denault were retirement eligible.  Ms. Rainer retired in November 2021.  It is anticipated that Ms. Rainer’s benefits under the Entergy retirement plans will be paid in 2022.

(2)
In 2021, Entergy entered into an agreement with Mr. Denault and amended the PEP and the SERP, pursuant to which the benefit payable to Mr. Denault (or to his surviving spouse) under the SERP if he separates from employment with Entergy is fixed and will be determined as if such separation from employment occurred as of November 30, 2021 (including the use of final average monthly compensation, service and actuarial assumptions applicable to separations as of such date).  The amendment to the PEP terminated Mr. Denault’s participation in this plan.  See further discussion of this agreement at “What Entergy Pays and Why – Severance and Retention Arrangements - Non-Qualified Pension Plan Modifications” in the CD&A.

(3)
Service under the SERP is granted from the date of hire.  Service under the qualified Entergy Retirement Plan is granted from the later of the date of hire or the plan participation date. The SERP amounts reflected in the table for Mr. Denault include the additional years of service provided to him under his retention agreement.  The SERP amounts for Mr. Denault and Ms. Rainer are calculated based on 30 years of service pursuant to the terms of the SERP.

Retirement Benefits
The tables below contain summaries of the pension benefit plans sponsored by Entergy that the NEOs participated in during 2021.  Benefits for the NEOs who participate in these plans are determined using the same formulas as for other eligible employees.
Qualified Retirement Benefits
	Entergy Retirement Plan	Cash Balance Plan
Eligible Named Executive Officers	Marcus V. Brown Leo P. Denault Andrew S. Marsh Sallie T. Rainer Roderick K. West	Eliecer Viamontes
Eligibility	Non-bargaining employees hired before July 1, 2014	Non-bargaining employees hired on or after July 1, 2014 and before January 1, 2021.
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.	A participant becomes vested in the Cash Balance Plan upon attainment of at least 3 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.

	Entergy Retirement Plan	Cash Balance Plan
Form of Payment Upon Retirement
Benefits are payable as an annuity. For employees who separate from service on or after January 1, 2018, a single lump sum distribution may be elected by the participant if eligibility criteria are met.
Benefits are payable as an annuity or single lump sum distribution.
Retirement Benefit Formula
Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings (FAME) multiplied by years of service (not to exceed 40).

“Earnings” for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards subject to Internal Revenue Code limitations, and excludes all other bonuses.  Executive annual incentive awards are not eligible for inclusion in Earnings under this plan.

FAME is calculated using the employee’s average monthly Earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120 month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60 month period.

The normal retirement benefit at age 65 is determined by converting the sum of an employee’s annual pay credits and his or her annual interest credits, into an actuarially equivalent annuity.

Pay credits ranging from 4-8% of an employee’s eligible Earnings are allocated annually to a notional account for the employee based on an employee’s age and years of service.  Earnings for purposes of calculating an employee’s pay credit include the employee’s base salary and annual incentive awards subject to Internal Revenue Code limitations and exclude all other bonuses. Executive annual incentive awards are eligible for inclusion in Earnings under this plan.  Interest credits are calculated based upon the annual rate of interest on 30-year U.S. Treasury securities, as specified by the Internal Revenue Service, for the month of August preceding the first day of the applicable calendar year subject to a minimum rate of 2.6% and a maximum rate of 9%.

Benefit Timing
Normal retirement age under the plan is 65.

A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.

A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.

Normal retirement age under the plan is 65.

A vested cash balance benefit can be commenced as early as the first day of the month following separation from service.  The amount of the benefit is determined in the same manner as the normal retirement benefit described above in the “Retirement Benefit Formula” section.

Non-qualified Retirement Benefits
The NEOs are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the PEP, the Cash Balance Equalization Plan, and the SERP.  Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees.  In these plans, as described below, an executive may participate in one or more non-qualified plans, but is only paid the amount due under the plan that provides the highest benefit.  In general, upon disability, participants in the PEP and the SERP remain eligible for continued service credits until the earlier of recovery, separation from service due to disability, or retirement eligibility.  Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit.
	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan
Eligible Named Executive Officers	Marcus V. Brown Andrew S. Marsh Sallie T. Rainer Roderick K. West	Eliecer Viamontes	Marcus V. Brown Leo P. Denault Andrew S. Marsh Sallie T. Rainer Roderick K. West
Eligibility	Management or highly compensated employees who participate in the Entergy Retirement Plan	Management or highly compensated employees who participate in the Cash Balance Plan	Certain individuals who became executive officers before July 1, 2014
Form of Payment Upon Retirement	Single lump sum distribution	Single lump sum distribution	Single lump sum distribution
Retirement Benefit Formula
Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including executive annual incentive awards as eligible earnings and without applying limitations of the Internal Revenue Code of 1986, as amended (the “Code”) on pension benefits and earnings that may be considered in calculating tax-qualified pension benefits, and (2) the amount actually payable as an annuity under the Entergy Retirement Plan.

Executive annual incentive awards are taken into account as eligible earnings under this plan.

Benefits generally are equal to the difference between the amount that would have been payable as a lump sum under the Cash Balance Plan, but for the Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified cash balance plan benefits, and the amount actually payable as a lump sum under the Cash Balance Plan.

Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level of the participant’s “Final Average Monthly Compensation” (which is generally 1/36th of the sum of the participant’s base salary and annual incentive plan award for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.

Benefit timing
Payable at age 65

Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

An employee with supplemental credited service who terminates employment prior to age 65 must receive prior written consent of the Entergy employer in order to receive the portion of their benefit attributable to their supplemental
credited service agreement.
Payable upon separation from service subject to 6 month delay required under the Code Section 409A.
Payable at age 65

Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.

Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.
Benefits payable upon separation from service subject to the 6 month delay required under Internal Revenue Code Section 409A.

Benefits payable upon separation from service subject to the 6 month delay required under the Code Section 409A.

Additional Information
(1)
Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the PEP; (b) supplemental credited service granted prior to July 1, 2014 was grandfathered; and (c) participants in Entergy’s Cash Balance Plan are not eligible to participate in the PEP and instead may be eligible to participate in the Cash Balance Equalization Plan.

(2)
Benefits accrued under the SERP, PEP, and Cash Balance Equalization Plan, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as soon as reasonably practicable following the first day of the month after the termination of employment, unless delayed 6 months under Internal Revenue Code Section 409A.

(3)	The SERP was closed to new executive officers effective July 1, 2014.
(4)	Ms. Rainer retired in November 2021. It is anticipated that her SERP lump sum benefit will be paid in 2022.

2021 Potential Payments Upon Termination or Change in Control
Entergy has plans and other arrangements that provide compensation to a NEO if his or her employment terminates under specified conditions, including following a change in control of Entergy.
Change in Control
Under the System Executive Continuity Plan (the “Continuity Plan”), executive officers, including each of the NEOs, are eligible to receive the severance benefits described below if their employment is terminated by their Entergy system employer other than for cause or if they terminate their employment for good reason during a period beginning with a potential change in control and ending 24 months following the effective date of a change in control (a “Qualifying Termination”).  A participant will not be eligible for benefits under the Continuity Plan if such participant: accepts employment with Entergy or any of its subsidiaries; elects to receive the benefits of another severance or separation program; removes, copies or fails to return any property belonging to Entergy or any of its subsidiaries or violates his or her non-compete provision (which generally runs for two years but extends to three years if permissible under applicable law).  Entergy does not have any plans or agreements that provide for payments or benefits to any of the NEOs solely upon a change in control.

In the event of a Qualifying Termination, the executive officers, including the NEOs, generally would receive the benefits below:

Compensation Element	Payment
Severance*
A lump sum severance payment equal to a multiple of the sum of:  (a) the participant’s annual base salary as in effect at any time within one year prior to the commencement of a change in control period or, if higher, immediately prior to a circumstance constituting good reason, plus (b) the participant’s STI, calculated using the average annual target opportunity derived under the STI program for the two calendar years immediately preceding the calendar year in which termination occurs.

Performance Units**
For outstanding performance units, participants would receive a number of shares of Entergy common stock equal to the greater of (1) the target number of performance units subject to the performance unit agreement or (2) the number of units that would vest under the performance unit agreement calculated based on Entergy performance through the participant’s termination date, in either case pro-rated based on the portion of the performance period that occurs through the termination date.

Equity Awards	All unvested stock options, shares of restricted stock and restricted stock units will vest immediately upon a Qualifying Termination pursuant to the terms of Entergy’s Equity Plans.
Retirement Benefits	Benefits already accrued under the SERP, PEP and Cash Balance Equalization Plan, if any, will become fully vested.
Welfare Benefits	Participants who are not retirement-eligible would be eligible to receive Entergy-subsidized COBRA benefits for a period ranging from 12 to 18 months.

*
Cash severance payments are capped at 2.99 times the sum of (a) an executive’s annual base salary, plus (b) the higher of his or her actual STI payment under the STI program for the two calendar years immediately preceding the calendar year in which termination occurs.  Any cash severance payments to be paid under the Continuity Plan in excess of this cap will be forfeited by the participant.

**	See “Mr. Denault’s 2006 Retention Agreement” for a description of how Mr. Denault’s performance units would be calculated in the event of a Qualifying Termination.

To protect shareholders and Entergy’s business model, executives are required to comply with non-compete, non-solicitation, confidentiality and non-denigration provisions.  If an executive discloses non-public data or information concerning Entergy or any of its subsidiaries or violates his or her non-compete provision, he or she will be required to repay any benefits previously received under the Continuity Plan.
For purposes of the Continuity Plan the following events are generally defined as:
●
Change in Control:  (a) the purchase of 30% or more of either Entergy’s common stock or the combined voting power of Entergy’s voting securities; (b) the merger or consolidation of Entergy (unless its board members constitute at least a majority of the board members of the surviving entity); (c) the liquidation, dissolution or sale of all or substantially all of Entergy’s assets; or (d) a change in the composition of Entergy’s board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of Entergy’s board of directors at the end of the period.

●
Potential Change in Control:  (a) Entergy or an affiliate enters into an agreement the consummation of which would constitute a Change in Control; (b) the Entergy board adopts resolutions determining that, for purposes of the Continuity Plan, a potential Change in Control has occurred; (c) a system company or other person or entity publicly announces an intention to take actions that would constitute a Change in Control; or (d) any person or entity becomes the beneficial owner (directly or indirectly) of Entergy’s outstanding shares of common stock constituting 20% or more of the voting power or value of Entergy’s outstanding common stock.

●
Cause:  The participant’s (a) willful and continuous failure to perform substantially his or her duties after written demand for performance; (b) engagement in conduct that is materially injurious to Entergy or any of its subsidiaries; (c) conviction or guilty or nolo contendere plea to a felony or other crime that materially and adversely affects either his or her ability to perform his or her duties or Entergy’s reputation; (d) material violation of any agreement with Entergy or any of its subsidiaries; or (e) disclosure of any of Entergy’s confidential information without authorization.

●
Good Reason:  The participant’s (a) nature or status of duties and responsibilities is substantially altered or reduced; (b) salary is reduced by 5% or more; (c) primary work location is relocated outside the continental United States; (d) compensation plans are discontinued without an equitable replacement; (e) benefits or number of vacation days are substantially reduced; or (f) employment is terminated by an Entergy employer for reasons other than in accordance with the Continuity Plan.

Other Termination Events
For termination events, other than in connection with a Change in Control, the executive officers, including the NEOs, generally will receive the benefits set forth below:
Termination Event	Compensation Element
	Severance	Short-Term Incentive	Stock Options	Restricted Stock	Performance Units
Voluntary Resignation	None	Forfeited*	Unvested options are forfeited. Vested options expire on the earlier of (i) 90 days from the last day of active employment and (ii) the option’s normal expiration date.	Forfeited	Forfeited**
Termination for Cause	None	Forfeited	Forfeited	Forfeited	Forfeited
Retirement	None	Pro-rated based on number of days employed during the performance period
Unvested stock options granted prior to 2020 vest on the retirement date and expire on the earlier of (i) five years from the retirement date and (ii) the option’s normal expiration date.  Unvested stock options granted in or after 2020 continue to vest following retirement, in accordance with the original vesting schedule and expire the earlier of (i) five years from the retirement date and (ii) the option’s normal expiration date.
				Forfeited	Officers with a minimum of 12 months of participation are eligible for a pro-rated award based on actual performance and full months of service during the performance period
Death/ Disability	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the termination date and expire on the earlier of (i) five years from the termination date and (ii) the option’s normal expiration date	Fully Vest	Officers are eligible for pro-rated award based on actual performance and full months of service during the performance period

*	If an officer resigns after the completion of an annual incentive plan, he or she may receive, at Entergy’s discretion, an annual incentive payment.
**	If an officer resigns after the completion of a PUP performance period, he or she may receive a payout under the PUP based on the outcome of the performance period.

Mr. Denault’s 2006 Retention Agreement
In 2006, Entergy entered into a retention agreement with Mr. Denault that provides benefits to him in addition to, or in lieu of, the benefits described above.  Mr. Denault’s Agreement provides that in the event of a Termination Event (as defined in his Agreement):  1) Mr. Denault is entitled to a Target PUP Award calculated by using the average annual number of performance units with respect to the two most recent performance periods preceding the calendar year in which his employment termination occurs, assuming all performance goals were achieved at target; and 2) all of Mr. Denault’s unvested stock options and shares of restricted stock will immediately vest.
In the event of death or disability, Mr. Denault would receive the greater of the Target PUP Award calculated as described above for a Termination Event under his retention agreement or the pro-rated number of performance units for each open performance period, based on the actual achievement level for each such open performance period and number of months of his participation in each open performance period, as provided for by the applicable PUP Performance Unit Agreements for the open PUP Performance Periods.
Under the terms of his 2006 retention agreement, Mr. Denault’s employment may be terminated for cause upon Mr. Denault’s:  (a) continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from the Personnel Committee; (b) willfully engaging in conduct that is demonstrably and materially injurious to Entergy; (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on his ability to carry out his duties or upon Entergy’s reputation; (d) material violation of any agreement that he has entered into with Entergy; or (e) unauthorized disclosure of Entergy’s confidential information.
Mr. Denault may terminate his employment for good reason upon: (a) the substantial reduction in the nature or status of his duties or responsibilities from those in effect immediately prior to the date of the retention agreement, other than de minimis acts that are remedied after notice from Mr. Denault; (b) a reduction of 5% or more in his base salary as in effect on the date of the retention agreement; (c) the relocation of his principal place of employment to a location other than the corporate headquarters; (d) the failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, incentive compensation and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives); (e) the failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of Entergy’s pension, savings, life insurance, medical, health and accident, disability or vacation plans or policies at the time of the retention agreement (other than changes similarly affecting all senior executives); or (d) any purported termination of his employment not taken in accordance with his retention agreement.

Aggregate Termination Payments
The tables below reflect the amount of compensation each of the NEOs would have received if his or her employment had been terminated as of December 31, 2021 under the various scenarios described above.  Because Ms. Rainer retired during 2021, the table below outlines the payments and benefits she became entitled to as a result of her retirement, assuming that her retirement occurred on December 31, 2021.  For purposes of these tables, a stock price of $112.65 was used, which was the closing market price of Entergy stock on December 31, 2021, the last trading day of the year.
Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Eliecer Viamontes(1)
Severance Payment	—	—	—	—	—	—	$408,000
Performance Units(3)	—	—	—	—	$134,616	$134,616	$134,616
Stock Options	—	—	—	—	$72,691	$72,691	$72,691
Restricted Stock	—	—	—	—	$70,575	$70,575	$70,575
Welfare Benefits(5)	—	—	—	—	—	—	$21,282
Unvested Restricted Stock Units(7)	—	—	—	—	—	—	$75,138

Marcus V. Brown(2)
Severance Payment	—	—	—	—	—	—	$3,784,478
Performance Units(3)	—	—	—	$898,496	$898,496	$898,496	$898,496
Stock Options	—	—		$279,338	$646,921	$646,921	$646,921
Restricted Stock	—	—	—	—	$749,051	$749,051	$749,051
Welfare Benefits(6)	—	—	—	—	—	—	—
Unvested Restricted Stock Units(8)	—	—	$333,106	—	$333,106	$333,106	$1,601,432

Leo P. Denault(2)
Severance Payment	—	—	—	—	—	—	$10,216,232
Performance Units(3)(4)	—	—	$5,148,105	$4,314,157	$5,148,105	$5,148,105	$5,148,105
Stock Options	—	—	$3,397,359	$3,397,359	$3,397,359	$3,397,359	$3,397,359
Restricted Stock	—	—	$3,773,078	—	$3,773,078	$3,773,078	$3,773,078
Welfare Benefits(6)	—	—	—	—	—	—	—

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Andrew S. Marsh(1)
Severance Payment	—	—	—	—	—	—	$3,891,083
Performance Units(3)	—	—	—	—	$1,157,591	$1,157,591	$1,157,591
Stock Options	—	—	—	—	$843,240	$843,240	$843,240
Restricted Stock	—	—	—	—	$971,088	$971,088	$971,088
Welfare Benefits(5)	—	—	—	—	—	—	$31,923

Sallie T. Rainer(9)
Performance Units(				$43,708
Stock Options				$48,492

Roderick K. West(1)
Severance Payment	—	—	—	—	—	—	$3,957,550
Performance Units(3)	—	—	—	—	$1,033,789	$1,033,789	$1,033,789
Stock Options	—	—	—	—	$748,765	$748,765	$748,765
Restricted Stock	—	—	—	—	$865,502	$865,502	$865,502
Welfare Benefits(5)	—	—	—	—	—	—	$23,787

(1)	See “2021 Pension Benefits” for a description of the pension benefits Mr. Marsh, Mr. Viamontes, and Mr. West may receive upon the occurrence of certain termination events.

(2)
As of December 31, 2021, Mr. Brown and Mr. Denault are retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, each also would be entitled to receive their vested pension benefits under the Entergy Retirement Plan.  For a description of these benefits, see “2021 Pension Benefits.”

(3)
For purposes of the table, in the event of a qualifying termination related to a change in control, each NEO would receive a number of performance units for the 2020 – 2022 performance period and a number of performance units for the 2021 – 2023 performance period, calculated as follows:

The greater of (1) the target number of performance units subject to the performance unit agreements or (2) the number of performance units that would vest under the performance unit agreements calculated based on Entergy’s actual performance through the NEO’s termination date. For purposes of the table, the values of the performance unit awards for the performance periods for each NEO were calculated as follows, based on the assumption that the target number of performance units was the greater number:
Mr. Viamontes’:
2020 – 2022 PUP Performance Period: 616 (24/36*924) performance units at target, assuming a stock price of $112.65 = $69,392
2021 – 2023 PUP Performance Period: 579 (12/36*1,737) performance units at target, assuming a stock price of $112.65 = $65,224
Total: $134,616

Mr. Brown’s:
2020 – 2022 PUP Performance Period: 5,048 (24/36*7,571) performance units at target, assuming a stock price of $112.65 = $568,657
2021 – 2023 PUP Performance Period: 2,928 (12/36*8,784) performance units at target, assuming a stock price of $112.65 = $329,839
Total: $898,496
Mr. Denault’s:
2020 – 2022 PUP Performance Period: 20,842 (24/36*31,263) performance units at target, assuming a stock price of $112.65 = $2,347,851
2021 – 2023 PUP Performance Period: 17,455 (12/36*52,365) performance units at target, assuming a stock price of $112.65 = $1,966,306
Total: $4,314,157
Mr. Marsh’s:
2020 – 2022 PUP Performance Period: 6,374 (24/36*9,560) performance units at target, assuming a stock price of $112.65 = $718,031
2021 – 2023 PUP Performance Period: 3,902 (12/36*11,706) performance units at target, assuming a stock price of $112.65 = $439,560
Total: $1,157,591
Mr. West’s:
2020 – 2022 PUP Performance Period: 5,601 (24/36*8,401) performance units at target, assuming a stock price of $112.65 = $630,953
2021 – 2023 PUP Performance Period: 3,576 (12/36*10,727) performance units at target, assuming a stock price of $112.65 = $402,836
Total: $1,033,789
In the event of retirement, in the case of Mr. Brown or Mr. Denault, each would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his full months of participation in such PUP Performance Period, provided he has completed a minimum of 12 months of full-time employment in the applicable PUP Performance Period.  For purposes of calculating for the above table the number of performance units Mr. Brown and Mr. Denault would receive in the event of retirement, it is assumed the achievement levels for the 2020 – 2022 PUP Performance Period and the 2021 – 2023 PUP Performance Period are at target. The resulting number of performance units and values are the same as calculated above for a qualifying termination related to a change in control.
In the event of death or disability of any NEO, other than Mr. Denault, the NEO or his estate would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his full months of participation in such PUP Performance Period, with no required minimum amount of full-time employment in the applicable PUP Performance Period.

In the event of death or disability of Mr. Denault, he or his estate would receive the greater of (1) the Target PUP Award under his retention agreement, calculated by using the average annual number of PUP Performance Units with respect to the two most recent PUP Performance Periods preceding the calendar year in which his employment terminates due to death or disability, assuming all performance goals were achieved at target, or (2) the prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his full months of participation in such PUP Performance Period.

(4)
Pursuant to Mr. Denault’s retention agreement, in the event Mr. Denault’s employment is terminated by his Entergy employer without cause or by Mr. Denault for good reason (as those terms are defined in his retention agreement) and with or without a change in control, he would receive a Target PUP Award equal to that number of PUP performance units calculated by taking an average of the PUP target performance units from the 2017 – 2019 PUP Performance Period (48,700) and from the 2018 – 2020 PUP Performance Period (42,700), which amounts to 45,700 performance units. For purposes of the table, the value of such PUP performance units is calculated by multiplying 45,700 by the closing price of Entergy stock on December 31, 2021 ($112.65), which equals $5,148,105.  In the event of death or disability, Mr. Denault receives the greater of the Target PUP Award calculated as described immediately above or the sum of the amount that would be payable under the provisions of each performance period.

(5)
Pursuant to the System Entergy Retirement Plan, in the event of a termination related to a change in control, Mr. Marsh and Mr. West would be eligible to receive Entergy-subsidized COBRA benefits for 18 months and Mr. Viamontes would be eligible to receive Entergy-subsidized COBRA benefits for 12 months.

(6)	Upon retirement, Mr. Brown and Mr. Denault would be eligible for retiree medical and dental benefits, the same as all other retirees.

(7)
333 of Mr. Viamontes’ restricted stock units vested on February 1, 2022; the remaining 334 restricted stock units will vest on February 1, 2023.  In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. Viamontes’ Qualifying Termination during a change in control period.  Pursuant to his restricted stock unit agreement, Mr. Viamontes is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 12 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. Viamontes’ ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Viamontes must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

(8)
Mr. Brown’s 14,216 restricted stock units vest 100% on May 17, 2024.  Pursuant to his restricted stock unit agreement, any unvested restricted stock units will vest in a pro rata portion in the event of his termination of employment due to Mr. Brown’s total disability, death or involuntarily termination without cause (each, an “Accelerated Vesting Event”).  The pro rata portion is determined by multiplying the total number of restricted stock units by a fraction, the numerator of which the number of days after May 17, 2021 that precede the Accelerated Vesting Event and the denominator of which is 1,096.  In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. Brown’s Qualifying Termination during a change in control period.  Pursuant to his restricted stock unit agreement, Mr. Brown is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 24 months after his employment with Entergy.  In addition, the restricted stock unit agreement limits Mr. Brown’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Brown must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares

(9)
Ms. Rainer retired from the Company effective November 14, 2021; therefore, only amounts related to retirement are shown in the table above.  Pursuant to the terms of Entergy’s Equity Plans, upon her retirement:  (1) the unvested stock options granted to Ms. Rainer under the 2015 EOP vested immediately; and (2) Ms. Rainer remains eligible to receive a pro-rated award of 388 performance units under the 2020 – 2022 PUP cycle (581*24/36) subject to the achievement of the applicable performance targets.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our Presidents and Chief Executive Officers.
Ratio
For 2021
For purposes of this disclosure and to reflect the Chief Executive Officer transition discussed earlier in the CD&A, the compensation amounts paid to each of Ms. Rainer and Mr. Viamontes for the time she and he respectively served as our Chief Executive Officer during 2021 have been pro-rated and combined.
●	The median of the annual total compensation of all of our employees, other than the Company’s Chief Executive Officers, was $130,863.
●
The combined annual total compensation of the Company’s previous Chief Executive Officer, Ms. Rainer, and its current Chief Executive Officer, Mr. Viamontes, as reported in the total column of the 2021 Summary Compensation Table (pro-rated for the time each served as the Company’s Chief Executive Officer in 2021) was $1,356,405.

●	Based on this information, the ratio of the annual total compensation of the Company’s Chief Executive Officers to the median of the annual total compensation of all employees is estimated to be 10:1.

Identification of Median Employee

We selected October 8, 2021 as the date on which to determine our median employee. While the date is different from the date used last year, the methodology used to determine the date is consistent with that used last year.  These dates correspond to the first day of the three-month period prior to fiscal year-end for which we can gather information about our employees.

To identify the median employee from our employee population base, we considered all compensation included in Box 5 of Form W-2 with all before-tax deductions added back to this compensation (Box 5 Compensation). For purposes of determining the median employee, we selected Box 5 Compensation as we believe it is representative of the compensation received by all employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of the NEOs.
OTHER IMPORTANT MATTERS
Other Matters
No matters other than those discussed in this Information Statement are contained in the Shareholder Consent signed by the Common Shareholder.

Dissenters’ Rights
Under Texas law, there are no dissenters’ rights available to our shareholders in connection with any of the actions approved in the Shareholder Consent.
Interests Of Certain Persons In Or Opposition To Matters Acted Upon
No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company.  No director of the Company opposed the action disclosed herein.
Security Ownership of Certain Beneficial Owners and Management
Entergy owns 100% of all of the outstanding shares of our common stock (46,525,000 shares) and our Series B Preferred Stock (150,000 shares).  None of the Company’s directors or officers own any of the Company’s equity securities.
The following table sets forth the beneficial ownership of Entergy common stock and Entergy stock-based units as of June 27, 2022, for the Company’s directors and NEOs, except Ms. Rainer’s amounts are as of January 31, 2022.  Unless otherwise noted, each person had sole voting and investment power over the number of shares of Entergy common stock and Entergy stock-based units set forth across from his or her name.
Name	Shares	Options Exercisable Within 60 Days
Eliecer Viamontes	4,066	1,444
Marcus V. Brown	18,816	63,664
Leo P. Denault	403,924	877,899
Paul D. Hinnenkamp	26,321	113,899
Andrew S. Marsh	106,364	240,966
Sallie T. Rainer	12,449	8,357
Roderick K. West	44,047	69,784
All directors and executive officers as a group (7 persons)(1)	623,239	1,390,594

(1)
The beneficial ownership of Entergy common stock and Entergy stock-based units owned by each individual and by all of our directors and officers as a group does not exceed one percent of Entergy’s outstanding shares of common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file reports of ownership and changes in ownership of registered equity securities of the Company with the SEC.  Form 3 reports for Mr. Brown, Mr. Denault, Ms. Fontan, Mr. Hinnenkamp, Mr. Marsh, Ms. Rainer and Mr. West after the issuance of our Series A Preferred Stock and for Mr. Viamontes in 2021 after his appointment to our Board and as our President and Chief Executive Officer (collectively, the “Reporting Persons”) were not filed on a timely basis.  Form 5 reports were also not timely filed to report the untimely filing of such Form 3 reports.  None of the Reporting Persons hold, or have ever held, any of the Company’s equity securities.

Expense Of Information Statement
The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.  It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Preferred Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.
Delivery Of Documents To Shareholders Sharing An Address
Only a single copy of the Notice of Internet Availability (the “Notice”) or, if you requested printed versions by mail, this Information Statement and the Annual Report are being delivered to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders.  The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the documents was delivered.  A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Notice or, if you requested printed versions by mail, the Information Statement and Annual Report by sending a written request to the Company at the address below or by calling the Company at 504-576-5225 and requesting copies of the Information Statement and Annual Report.  A shareholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.
How To Obtain Our Annual Report

A copy of our Annual Report, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161
You may also obtain our Annual Report over the Internet at the SEC’s web site, www.sec.gov.
By order of the Board of Directors,

Eliecer Viamontes
Chairman of the Board, President and Chief Executive Officer
Dated: July 18, 2022

APPENDIX A
Reconciliation of GAAP and Non-GAAP Financial Measures

Entergy reports its financial results in accordance with generally accepted accounting principles (GAAP).  However, Entergy believes that certain non-GAAP financial measures calculated on an adjusted basis provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the utility sector.  Entergy uses the non-GAAP measure of Entergy Adjusted Earnings and Entergy Adjusted Earnings Per Share (ETR Adjusted EPS), which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities (EWC) segment in light of Entergy’s decision to exit the merchant power business.  Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items.  Entergy believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the utility sector. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Entergy’s reported results prepared in accordance with GAAP.

The earnings measure, ETR Tax Adjusted Earnings Per Share (ETR Tax Adjusted EPS), is based on the externally reported ETR Adjusted EPS, which is then adjusted to add back the effect of significant tax items, and to eliminate the effect of major storms, the resolution of certain unresolved regulatory litigation matters, changes in federal income tax law and unrealized gains or losses on equity securities (the Pre-Determined Exclusions). In 2020, EAM included a cash flow measure, ETR Adjusted Operating Cash Flow (ETR Adjusted OCF) which was calculated based on Entergy’s as-reported (GAAP) operating cash flow, adjusted to eliminate the effect of any of the Pre-Determined Exclusions and the effect on operational cash flow of additional voluntary contributions made to Entergy’s pension plan in 2020 over and above the required level of contributions.

Below is a reconciliation of GAAP and non-GAAP financial measures used in this Information Statement.

GAAP to Non-GAAP Reconciliation – 2021 ETR Adjusted and ETR Tax Adjusted Results
	Earnings	EPS
2021	($ in millions)	(after-tax, $ per share)
Net income (loss) attributable to ETR Corp.	1,118	5.54
Less adjustments:
Utility: Gain on sale of Veribus pipeline, net of income tax effect	11	0.05
Utility: Income tax items, including state tax rate change	16	0.08
Parent & Other: Income tax items, including state tax rate change	(1)	0.00
EWC	(123)	(0.61)
ETR Adjusted Earnings	1,215	6.02
Add:
Tax adjustments related to tax strategy (Utility, EWC, Parent & Other)		(0.06)
Pre-Determined Exclusions – effect of major storms		0.26
ETR Tax Adjusted EPS		6.22

A-1

GAAP to Non-GAAP Reconciliation – 2020 ETR Adjusted and ETR Tax Adjusted Results
	Earnings	EPS
2020	($ in millions)	(after-tax, $ per share)
Net income (loss) attributable to ETR Corp.	1,388	6.90
Less adjustments:
Utility: SERI regulatory liability for potential refund for rate base reduction retroactive to 2015, net of income tax effect	(20)	(0.09)
Utility: 2014 / 2015 IRS settlement – Entergy Louisiana business combination	396	1.96
Parent & Other: 2014 / 2015 IRS settlement – Entergy Louisiana business combination	(61)	(0.31)
EWC	(65)	(0.32)
ETR Adjusted Earnings	1,138	5.66
Add:
Tax adjustments related to tax strategy (Utility, EWC, Parent & Other)		1.14
Pre-Determined Exclusions – effect of major storms		0.10
ETR Tax Adjusted EPS		6.90

GAAP to Non-GAAP Reconciliation – 2020 ETR Adjusted OCF
OCF
2020	($ in billions)
ETR Operating Cash Flow	2.689
Add Pre-Determined Exclusions:
Effect of major storms	0.274
Less adjustment:
EWC items associated with decisions to sell or close EWC nuclear plants	(0.064)
Adjustment for additional pension contributions made at management’s discretion	(0.100)
ETR Adjusted OCF	3.127

A-2